ASSET PURCHASE AGREEMENT


                                   dated as of

                                  April 5, 1999


                                     between



                               UNILAB CORPORATION


                                       and



                      PHYSICIANS CLINICAL LABORATORY, INC.
                          D/B/A BIO-CYPHER LABORATORIES

                                TABLE OF CONTENTS


                                                                          PAGE

                              ARTICLE 1 DEFINITIONS


SECTION1.01.  Definitions.....................................................1

                           ARTICLE 2 PURCHASE AND SALE


SECTION2.01.  Purchase and Sale...............................................7
SECTION2.02.  Excluded Assets.................................................9
SECTION2.03.  Assumed Liabilities............................................10
SECTION2.04.  Excluded Liabilities...........................................11
SECTION2.05.  Assignment of Contracts and Rights.............................13
SECTION2.06.  Purchase Price; Allocation of Purchase Price...................14
SECTION2.07.  Closing........................................................15
SECTION2.08. Purchase Price Adjustment.......................................15
SECTION2.09.  Remittance Obligation..........................................15
SECTION2.10.  Prorations and Reimbursements; Security and Utility Deposits...15
SECTION2.11.  Patient Refunds................................................16
SECTION2.12.  Second Cash Payment............................................17
SECTION2.13.  Adjustment Disputes............................................17
SECTION2.14.  Transition Leases..............................................17
SECTION2.15.  Payments in Cash...............................................18

               ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER


SECTION3.01.  Corporate Existence and Power..................................18
SECTION3.02.  Corporate Authorization........................................18
SECTION3.03.  Governmental Authorization.....................................19
SECTION3.04.  Noncontravention...............................................19
SECTION3.05.  Material Consents..............................................19
SECTION3.06.  Financial Statements...........................................19
SECTION3.07.  Absence of Certain Changes.....................................20
SECTION3.08.  No Undisclosed Material Liabilities............................21
SECTION3.09.  Material Contracts.............................................22
SECTION3.10.  Litigation.....................................................23
SECTION3.11.  Compliance with Laws and Court Orders..........................23
SECTION3.12.  Properties.....................................................23
SECTION3.13.  Sufficiency of and Title to the Purchased Assets...............24
SECTION3.14.  Intellectual Property..........................................25
SECTION3.15.  Insurance Coverage.............................................25
SECTION3.16.  Permits........................................................26
SECTION3.17.  Receivables....................................................26
SECTION3.18.  Selling Documents..............................................26
SECTION3.19.  Finders'Fees...................................................26
SECTION3.20.  Employees......................................................27
SECTION3.21.  Environmental Compliance.......................................27
SECTION3.22.  Investment Representations.....................................28
SECTION3.23.  Subsidiary.....................................................30

                ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER


SECTION4.01.  Corporate Existence and Power..................................31
SECTION4.02.  Corporate Authorization........................................31
SECTION4.03.  Governmental Authorization.....................................31
SECTION4.04.  Noncontravention...............................................32
SECTION4.05.  Consents.......................................................32
SECTION4.06.  Financing......................................................32
SECTION4.07.  Litigation.....................................................32
SECTION4.08.  Finders'Fees...................................................32
SECTION4.09.  Issuance of Consideration Shares and Consideration Note........32
SECTION4.10.  SEC Documents; Financial Statements; Disclosures...............33
SECTION4.11.  No Integrated Offering.........................................34
SECTION4.12.  Capitalization.................................................34
SECTION4.13.  Absence of Certain Changes.....................................34
SECTION4.14.  Title..........................................................34
SECTION4.15.  Insurance......................................................35
SECTION4.16.  Permits........................................................35
SECTION4.17.  Compliance with Laws and Court Orders..........................35
SECTION4.18.  Patient Refund Policy..........................................35

                          ARTICLE 5 COVENANTS OF SELLER


SECTION5.01.  Conduct of the Business........................................35
SECTION5.02.  Access to Information; Confidentiality.........................36
SECTION5.03.  Permits........................................................37
SECTION5.04.  Notices of Certain Events......................................37
SECTION5.05.  No Shopping or Disclosure......................................37
SECTION5.06.  Tail Insurance.................................................38
SECTION5.07.  Customer List..................................................38
SECTION5.08.  Audited Financial Statements...................................38
SECTION5.09.  HSR Act........................................................39
SECTION5.10.  Patient Refund Policy..........................................39
SECTION5.11. Resignations....................................................39

                          ARTICLE 6 COVENANTS OF BUYER


SECTION6.01.  Representations and Warranties.................................39
SECTION6.02.  Confidentiality................................................40
SECTION6.03.  Access.........................................................40
SECTION6.04.  Reservation of Shares..........................................40
SECTION6.05.  Financial Information..........................................40
SECTION6.06.  HSR Act........................................................41
SECTION6.07.  Notices of Certain Events......................................41
SECTION6.08.  American Stock Exchange........................................41

                     ARTICLE 7 COVENANTS OF SELLER AND BUYER


SECTION7.01.  Efforts; Further Assurances....................................42
SECTION7.02.  Certain Filings................................................43
SECTION7.03.  Public Announcements...........................................43
SECTION7.04.  No Solicitation of Employees...................................43
SECTION7.05.  No Solicitation of Customers...................................44
SECTION7.06.  Provider Numbers...............................................44
SECTION7.07.  Phlebotomy Locations...........................................44

                              ARTICLE 8 TAX MATTERS


SECTION8.01.  Tax Definitions................................................44
SECTION8.02.  Tax Matters....................................................45
SECTION8.03.  Tax Cooperation; Allocation of Taxes...........................45

                           ARTICLE 9 EMPLOYEE BENEFITS


SECTION9.01.  Employee Benefits Definitions..................................47
SECTION9.02.  ERISA Representations..........................................47
SECTION9.03.  Employees and Offers of Employment.............................48
SECTION9.04.  Seller's Employee Benefit Plans................................49

                        ARTICLE 10 CONDITIONS TO CLOSING


SECTION10.01.  Conditions to Obligations of Buyer and Seller.................50
SECTION10.02.  Conditions to Obligation of Buyer.............................50
SECTION10.03.  Conditions to Obligation of Seller............................52

                      ARTICLE 11 SURVIVAL; INDEMNIFICATION


SECTION11.01.  Survival......................................................53
SECTION11.02.  Indemnification...............................................54
SECTION11.03.  Procedures....................................................54
SECTION11.04.  Limitations...................................................55

                             ARTICLE 12 TERMINATION


SECTION12.01.  Grounds for Termination......................................56
SECTION12.02.  Effect of Termination........................................56

                            ARTICLE 13 MISCELLANEOUS


SECTION13.01.  Notices......................................................57
SECTION13.02.  Amendments and Waivers.......................................58
SECTION13.03.  Expenses.....................................................59
SECTION13.04.  Successors and Assigns.......................................59
SECTION13.05.  Governing Law................................................59
SECTION13.06.  Jurisdiction.................................................59
SECTION13.07.  WAIVER OF JURY TRIAL.........................................59
SECTION13.08.  Counterparts; Third Party Beneficiaries......................60
SECTION13.09.  Entire Agreement.............................................60
SECTION13.10.  Bulk Sales Laws..............................................60
SECTION13.11.  Captions.....................................................60
SECTION13.12.  Schedules and Exhibits.......................................60

                                    EXHIBITS

Exhibit A         Note
Exhibit B         Oaktree Guaranty
Exhibit C         Registration Rights Agreement


                                    SCHEDULES

Schedule 1.01     Oaktree Funds
Schedule 2.01(j)  Transferred Permits
Schedule 2.02(h)  Excluded Contracts
Schedule 2.02(i)  Excluded Real Property
Schedule 2.02(j)  Excluded Personal Property
Schedule 2.02(k)  Autos
Schedule 2.08     Purchase Price Adjustments
Schedule 2.11     Patient Refund Policy of Buyer
Schedule 2.14     Transition  Leases
Schedule 3.05     Material  Consents
Schedule 3.07     Seller  Changes  Since  Balance  Sheet Date
Schedule 3.08(a)  Undisclosed Liabilities
Schedule 3.08(b)  Settlement  Agreement  Payments
Schedule 3.09(a)  Material  Contracts
Schedule 3.09(b)  Exceptions to Contracts
Schedule 3.09(c)  Capitated  Managed Care Contracts
Schedule 3.10     Litigation
Schedule 3.11     Legal Violations and Investigations of Seller
Schedule 3.12(a)  Real Property
Schedule 3.12(b)  Personal  Property
Schedule 3.12(e)  Exceptions  to  Leases
Schedule 3.12(g)(iii) Purchase Money Security Interests
Schedule 3.12(g)(v)   Non-Permitted Liens
Schedule  3.14        Intellectual  Property  Rights
Schedule  3.15    Insurance
Schedule  3.16    Permits
Schedule 3.17     Receivables
Schedule 3.20(a)  Employees
Schedule 3.20(b)  Employee Resignations or Retirement
Schedule 3.21     Environmental Matters
Schedule 3.23     Liens on Subsidiary Shares
Schedule 4.05     Buyer Consents
Schedule 4.10     Buyer SEC Reports
Schedule 4.12     Capitalization of Buyer

Schedule 4.13     Buyer Changes
Schedule 4.14     Buyer Exceptions to Title
Schedule 4.17     Legal Violations and Investigations of Buyer
Schedule 7.07     Phlebotomy Locations
Schedule 8.02     Taxes
Schedule 9.02(a)  Employee Benefit Plans
Schedule 9.02(c)  Other Employee Benefits

                            ASSET PURCHASE AGREEMENT


         AGREEMENT dated as of April 5, 1999 by and between Unilab Corporation, a Delaware corporation ("Buyer") and PHYSICIANS CLINICAL LABORATORY, INC., a Delaware corporation doing business as BIO-CYPHER LABORATORIES ("Seller").

                              W I T N E S S E T H :

         WHEREAS, Seller conducts a business of providing clinical laboratory testing services (the "Business");

         WHEREAS,   Bio-Cypher   Funding  Corp.,  a  Delaware   corporation  and
wholly-owned subsidiary of Seller ("Subsidiary") purchases accounts receivable from Seller;

         WHEREAS, prior to or concurrently with the closing of this transaction Subsidiary will merge with and into Seller;

         WHEREAS, the parties have agreed that on the Closing Date all outstanding loans made pursuant to, and all other amounts payable under, the Daiwa Loan Agreements (as defined herein) will be paid by Seller;

         WHEREAS, Buyer desires to purchase substantially all of the assets of Seller, including all of the assets that were owned by Subsidiary immediately prior to the merger into Seller, to the extent transferable and Seller desires to sell such assets to Buyer, and in connection therewith Buyer is willing to assume certain liabilities of Seller relating to the Business, all upon the terms and subject to the conditions hereinafter set forth;

         The parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1.  Definitions.

          (a) The following terms, as used in this Agreement, have the following meanings:

         "Active Employees" means, at any time, all employees of Seller who are not on leave at such time pursuant to the terms of one of Seller's disability plans.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "Balance Sheet" means the unaudited consolidated balance sheet of Seller and Subsidiary as of the Balance Sheet Date.

         "Balance Sheet Date" means November 30, 1998.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "Buyer Material  Adverse Effect" means a material and adverse effect on
(i) Buyer's ability to consummate the transactions contemplated by this Agreement, (ii) Buyer's ability to perform any of its other obligations under this Agreement, the Registration Rights Agreement, the Notes or the Oaktree Guaranty or (iii) the business, financial condition, assets or results of operations of Buyer prior to the Closing Date.

         "Buyer Non-Disclosure Agreement" means the Non-Disclosure Agreement dated March 17, 1999 among Buyer, Seller and Oaktree.

         "Cash Amount" means (i) $10,575,000,

          (ii) minus the sum of the amount of Payroll Liabilities (as estimated in good faith by Buyer and Seller for purposes of the Closing) and $500,000,

          (iii) either (A) minus the amount by which the aggregate remaining payment obligations of Seller under the Settlement Agreement as of the Closing Date, as set forth on Schedule 3.08(b), exceed $1,425,000 or (B) plus the amount by which such payment obligations are less than $1,425,000,

         (iv) minus the sum of the Purchase Price Adjustments.

      "Closing Date" means the date of the Closing.

      "Common Stock" means the common stock, par value $.01 per share, of Buyer.

      "Conversion Shares" means the shares of Common Stock issuable upon conversion of all or a portion of any Note.

         "Daiwa Loan Agreements" means (i) the Loan and Security Agreement dated as of September 30, 1997, as amended, between Subsidiary and Daiwa Healthco-2 LLC, (ii) the Depository Agreement dated as of September 30, 1997, among Seller, Subsidiary, Daiwa Healthco-2 LLC, and Union Bank of California, N.A. and (iii) the Assignment of Healthcare Receivables Purchase and Transfer Agreement as Collateral Security.

         "Employee Liabilities" means any payments, liabilities costs, expenses, claims, obligations or commitments for wages or compensation, and payments or liabilities relating to or arising under severance, bonus, retirement, pension, insurance, medical, disability, profit-sharing or deferred compensation plans or agreements, employee vacation or health benefits, paid time off, state and federal civil rights or employment laws, including, without limitation, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Americans with Disability Act of 1991, any employee pension, benefit or welfare plan, as defined in ERISA, or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, pension, profit-sharing, deferred compensation or other similar plan, agreement or arrangement, including without limitation the Benefit Arrangements and Employee Plans.

         "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, permit, governmental restriction, regulation, rule, judicial decision, judgment, order, decree or injunction, or any agreement between Seller or Subsidiary on the one hand and a Governmental Authority and/or other third party on the other hand, whether now or hereafter in effect, relating to the environment, human health and safety or to Hazardous Substances.

         "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to Seller or Subsidiary (or any predecessor of Seller or Subsidiary or any prior owner of all or part of its business and assets), any property now or previously owned, leased or operated by Seller or Subsidiary, the Business (as currently or previously conducted), the Purchased Assets or any activities or operations occurring or conducted at the Real Property (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, that (i) arise under or result from any Environmental Law and (ii) result from actions occurring or conditions existing on or prior to the Closing Date (including, without limitation, any matter disclosed or required to be disclosed in Schedule 3.21).

         "Governmental Authority" means any court, any governmental body, department, agency of instrumentality, or any other regulatory or administrative agency or commission, domestic or foreign.

         "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any other substance, waste or material regulated under any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Note" means the Consideration Note substantially in the form of Exhibit A hereto, and each other Note of Buyer issuable in respect of interest on any Note in accordance with the terms thereof.

         "Nu-Tech" means United Diagnostic, Inc., a Delaware corporation formerly named Nu-Tech Bio-Med, Inc.

         "Oaktree" means the funds and accounts set forth on Schedule 1.01 hereto managed by Oaktree Capital Management, LLC.

         "Oaktree Guaranty" means the Guaranty dated as of the Closing Date between Oaktree and Buyer, substantially in the form of Exhibit B hereto.

         "Patient Refunds" means monies owed by Seller to patients as a result of Seller having been paid prior to the Closing Date more than it was entitled to receive for the services provided by Seller, including without limitation, payments received for a specific encounter from both the patient and the patient's insurance company, and payments made incorrectly by a patient on multiple invoices for the same encounter.

         "Permits"   means  any  licenses,   permits,   approvals,   franchises,
authorizations, variances, waivers or consents from a Governmental Authority.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Real Property" means the real property leased or subleased by Seller pursuant to the Leases.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing Date between Buyer and Seller, substantially in the form of Exhibit C hereto.

         "Representatives"  means,  with  respect to any Person,  the  officers,
directors,  employees,   representatives,   accountants,  counsel,  consultants,
advisors and agents of such Person.

         "Restricted Receivables" means all accounts, notes, receivables and other indebtedness owed to Seller by any Governmental Authority pursuant to the Medicare, Medicaid or CHAMPUS programs, or any other receivables the assignment, transfer or sale of which is prohibited by statute or regulation.

         "Second Cash Payment Amount" means $500,000, (i) minus the amount by which the actual Payroll Liabilities (as determined by Buyer and Seller in good faith 60 days after the Closing) exceeds the amount of Payroll Liabilities as were estimated as of the Closing Date for purposes of calculating the Cash Amount, or (ii) plus the amount by which the actual Payroll Liabilities (as determined by Buyer and Seller in good faith 60 days after the Closing) are less than the amount of Payroll Liabilities as were estimated as of the Closing Date.

         "Securities" means the Consideration Shares, the Notes and the Conversion Shares.

         "Seller Material Adverse Effect" means a material and adverse effect on
(i) the ability of Seller, Subsidiary or any Shareholder to consummate the transactions contemplated by this Agreement or Oaktree's ability to perform its obligations under the Oaktree Guaranty, (ii) Seller's ability to use or own the Purchased Assets, taken as a whole, prior to the Closing Date or (iii) the business, financial condition, assets or results of operations of Seller and Subsidiary, taken as a whole, prior to the Closing Date.

         "Seller Non-Disclosure Agreement" means the Non-Disclosure Agreement dated November 5, 1998 between Seller and Buyer.

         "Shareholders" means any shareholders of Seller from the date hereof until the Closing Date, including without limitation Oaktree and Nu-Tech.

         "Shareholder Contracts" means all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other arrangements between and among Seller or Subsidiary and any Shareholder or any of their respective Affiliates.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

  Term                                                           Section
  Acquisition Transaction                                        5.05
  Allocation Statement                                           2.06(b)
  Antitrust Division                                             5.09
  Apportioned Obligations                                        8.03(b)
  Assignment and Assumption Agreement                            2.07(b)
  Assumed Liabilities                                            2.03
  Auto                                                           2.14(b)
  Auto Lease                                                     2.14(b)
  Benefit Arrangements                                           9.02(d)
  Business                                                       Recitals
  Buyer DC Plans                                                 9.04(b)(ii)
  Claim                                                          11.03
  Closing                                                        2.07
  Code                                                           8.01
  Consideration Note                                             2.06(a)
  Consideration Shares                                           2.06(a)
  Contracts                                                      2.01(d)
  Corporate Integrity Agreement                                  2.04(i)
  Customers                                                      2.01(l)
  Customer List                                                  2.01(l)
  Damages                                                        11.02(a)
  Employee Plans                                                 9.02(a)
  ERISA                                                          9.01
  ERISA Affiliate                                                9.01
  Excluded Assets                                                2.02
  Excluded Liabilities                                           2.04
  FTC                                                            5.09
  Indemnified Party                                              11.01
  Indemnifying Party                                             11.01
  Intellectual Property Rights                                   2.01(i)
  Leases                                                         2.01(b)
  Material Consents                                              3.05
  Material Contracts                                             3.09(a)
  Multiemployer Plan                                             9.01
  OIG                                                            2.04(i)
  Payoff Letter                                                  10.02(i)
  Payroll Liabilities                                            2.03(e)
  PBGC                                                           9.01
  Permitted Liens                                                3.12(g)(iv)
  Petty Cash                                                     2.01(g)
  Post-Closing Tax Period                                        8.03(b)
  Pre-Closing Tax Period                                         8.01
  Prepaid Expenses                                               2.01(f)
  Purchased Assets                                               2.01
  Purchase Price                                                 2.06(a)
  Purchase Price Adjustment                                      2.08
  Refund Adjustment                                              2.11(c)
  Refund Adjustment Date                                         2.11(c)
  Records                                                        2.01(k)
  Rule 144                                                       3.22(d)
  Seller Savings Plans                                           9.04(b)
  SEC Documents                                                  4.10
  Second Cash Payment Statement                                  2.12
  Settlement Agreement                                           2.03(f)
  Subsidiary                                                     Recitals
  Subsidiary Securities                                          3.23(b)
  Tax                                                            8.01
  Taxing Authority                                               8.01
  Transfer Taxes                                                 8.03(c)
  Transferred Employees                                          9.03(b)
  Transferred Permits                                            2.01(j)
  Transition Lease                                               2.14
  Trustee                                                        3.23(b)
  Underground Storage Tank                                       3.21(a)
  WARN Act                                                       2.03(g)


                                    ARTICLE 2

                                PURCHASE AND SALE

         SECTION 2.1. Purchase and Sale. Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement and subject to
Section 2.05, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all of Seller's right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used by Seller (including those by way of merger with Subsidiary) as the same shall exist on the Closing Date (the "Purchased Assets"), including without limitation, all right, title and interest of Seller in, to and under:

                   (a those leases and subleases of, and other interests in, real property used or held for use in the conduct of the Business, in each case together with Seller's interest in any fixtures, leasehold and other improvements thereon, which are listed on Schedule 3.12(a) and not listed on Schedule 2.02(i);

                   (b those leases and subleases of personal property which are listed on Schedule 3.12(b) and not listed on Schedule 2.02(j) (together with the leases and subleases included as Purchased Assets pursuant to
         Section 2.01(a), the "Leases"), and any other interests in personal property, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property, which are listed on Schedule 3.12(b) and not listed on Schedule 2.02(j);

                   (c    all raw materials, work-in-process, finished goods,
         supplies and other inventories;

                   (d all rights under and interests in all contracts, agreements, licenses, commitments, sales and purchase orders, instruments and clinical testing orders, including without limitation the Material Contracts (but excluding the Leases and the items described in Section 2.02(b) or Section 2.02(g) or listed on Schedule 2.02(h)) (collectively, the "Contracts");

                   (e  all  accounts,   notes  and  other  receivables  and  any
         indebtedness  owed to  Seller  and any  security  or  other  collateral relating thereto and all proceeds thereof, excluding Restricted Receivables but including any proceeds of Restricted Receivables;

                   (f except to the extent Seller is entitled to receive or retain any such amount pursuant to Section 2.10, all rights arising from advance payments, prepaid expenses, prepaid rents, surety accounts, security and other deposits and credits (including without limitation, deposits and credits with landlords, utilities and suppliers) (collectively, the "Prepaid Expenses")

                   (g    all petty cash located at the operating facilities of
         the Business ("Petty Cash");

                   (h all rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under manufacturers' and vendors warranties, except to the extent such rights, claims, credits, causes of action or rights of set-off relate to liabilities, obligations and commitments that are included within the Excluded Liabilities;

                   (i all patents, copyrights, trademarks, trade names, mask works, servicemarks, service names, technology, know-how, processes, trade secrets, inventions, proprietary data, licenses from a third party other than a Governmental Authority, formulae, research and development data, computer software programs and other intangible property and any applications for the same, in each case used or held for use in the Business ("Intellectual Property Rights"), including without limitation the items listed on Schedule 3.14;

                   (j   to the extent transferable, the Permits that are listed
         on Schedule 2.01(j) (the "Transferred Permits");

                   (k except as set forth in Section 2.02(e), all books, records, files and papers, whether in hard copy or computer format, used in the Business, including, without limitation, all medical care records (including, without limitation, PAP records and slides and chain of custody records), sales literature, manuals and data, correspondence, lists of present and former suppliers, invoices, personnel and employment records, and any information relating to any Tax imposed on the Purchased Assets ("Records");

                   (l to the extent included in Records as they exist on the date hereof, without additional compilation or formatting, a list of all Persons to whom or to which Seller has provided clinical testing services at any time on or prior to the Closing Date (individually, a "Customer" and collectively, the "Customers"), along with related information as to the date, unit and dollar volume of such sales, the type of service furnished and other relevant marketing and product information for each Customer (the "Customer List");

                    (m all policy rights and proceeds payable under any insurance policy covering the Purchased Assets, except to the extent such rights and proceeds reimburse Seller with respect to property that Seller has repaired or replaced prior to the Closing Date;

                   (n all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business;

                    (o to the extent transferable, all rights and any associated value derived from or associated with the work force of the Business, and the business skill and expertise of such work force as of the Closing Date; and

                    (p   the lockbox arrangements in connection with the Daiwa
        Loan Agreements.

         SECTION 2.2. Excluded Assets. Buyer expressly understands and agrees that the following assets and properties of Seller (the "Excluded Assets") shall be excluded from the Purchased Assets:

                   (a except as expressly included in the Purchased Assets pursuant to Section 2.01(d), (e), (f), (g), (h) or (m), all cash on hand or on deposit, certificates of deposit, time deposits, commercial paper, treasury bills, notes and other securities or similar items, including without limitation any such deposits that are security or collateral for Seller's obligations to third parties;

                   (b    all Shareholder Contracts;

                   (c    all funds arising from any Prepaid Expense to the
          extent that Seller is entitled to receive or retain any such amount pursuant to Section 2.10;

                   (d    Seller's Medicare provider numbers and any other
          Permits that are not transferable as a matter of law;

                   (e    Seller's and Subsidiary's corporate minute books and
         stock transfer books and other books and records relating solely to the Excluded Assets;

                   (f    all net operating losses and other tax attributes of
         Seller.

                   (g all contracts, agreements, licenses, commitments, sales and purchase orders and clinical testing orders that would be Material Contracts but for the fact that they are not listed in Schedule 3.09(a), unless Buyer gives notice under Section 7.01(d);

                   (h     all contracts, agreements, licenses, commitments,
         sales and purchase orders and clinical testing orders that are listed in Schedule 2.02(h);

                   (i     all leases and subleases of real property that are
         listed in Schedule 2.02(i);

                   (j     all leases and subleases of personal property that
         are listed in Schedule 2.02(j);

                   (k     the automobiles listed in Schedule 2.02(k); and

                   (l    all Permits that are not listed in Schedule 2.01(j).

         SECTION 2.3. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of the
Closing, to assume the following, and only the following, liabilities, obligations and commitments of Seller subject, in each case to any and all claims, defenses, offsets and rights of recoupment of Seller (the "Assumed Liabilities"):

                   (a the liabilities, obligations and commitments of Seller under the Leases and Contracts acquired by or assigned to Buyer pursuant to Section 2.01(a), (b) or (d) to the extent arising on or after the Closing Date;

                    (b the liabilities, obligations and commitments of Seller under the licenses and other Intellectual Property Rights acquired by or assigned to Buyer pursuant to Section 2.01(i) to the extent arising on or after the Closing Date;

                    (c the liabilities, obligations and commitments of Seller with respect to the repair or replacement (due to events occurring prior to the Closing Date) of Purchased Assets as to which Buyer is entitled to insurance proceeds under Section 2.01(m);

                    (d    the liabilities, obligations and commitments of Seller
         for the period from and after the Closing Date under the Transferred Permits;

                    (e the liabilities of Seller accrued but unpaid as of the Closing Date for wage income for the current normal pay period, and for vacation, sick payments, severance or other paid time off only, due to or with respect to any individual who, as of the Closing Date, is an Active Employee, in respect of their employment with Seller prior to the Closing Date (collectively, "Payroll Liabilities");

                   (f the payment obligations of Seller to the United States of America or any department, agency or instrumentality thereof under the Settlement Agreement dated August 29, 1997, by and among Seller, the United States Department of Justice, the United States Department of Health and Human Services and various other governmental organizations and Persons ("Settlement Agreement"); and

                   (g the liabilities under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), with respect to any individuals who are Active Employees of Seller on or after the earlier of (i) the date of this Agreement or (ii) the date which is sixty (60) days prior to the Closing.

         SECTION 2.4. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability, cost, expense, claim, obligation or commitment of Seller (or any predecessor of Seller or any prior owner of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"), and, notwithstanding anything to the contrary in this Section 2.04, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

                   (a  any  liability,   cost,  expense,  claim,  obligation  or
         commitment of Seller relating to or based on events or conditions occurring or existing prior to the Closing Date, whether or not in connection with, or arising out of, the Business as operated by Seller, or the ownership, possession or use of the Purchased Assets by Seller, other than as expressly specified in Sections 2.03(c), (e), (f), (g) or
         (h);

                   (b except as expressly specified in Sections 2.03(e) or (g), any Employee Liabilities in respect of employees of Seller arising on or prior to the Closing Date or with respect to any employee of Seller who is not a Transferred Employee, or arising in respect of Seller's failure to employ or continue to employ any employees;

                   (c any liability, cost, expense, claim, obligation or commitment with respect to any indebtedness, accounts payable or other liabilities of Seller or Subsidiary (other than as specifically provided in Section 2.03), including without limitation any Seller's obligations in respect of (i) the 15% Senior Secured Notes due 2004 of Seller, (ii) the Senior Secured Notes due 2004 of Seller, (iii) any other indebtedness to Oaktree or any other Shareholder and (iv) the Daiwa Loan Agreements, each as may have been amended;

                   (d any liability, cost, expense, claim, obligation or commitment relating to any litigation, legal proceeding or governmental investigation or regulatory investigation pending on the Closing Date, or instituted thereafter, to the extent based on events or conditions occurring or existing in connection with, or arising out of, the activities of Seller or Seller's ownership, possession or use of any property, including without limitation the Purchased Assets (other than as provided in Section 2.03(f));

                   (e any liability, cost, expense, claim, obligation or commitment to the extent based on events or conditions occurring or existing prior to the Closing Date, and relating to any of the following: (i) disputes arising out of services rendered by Seller prior to the Closing Date, including without limitation, claims for refunds or overpayments, returns, personal injury and property damage, or (ii) compliance or noncompliance by Seller with any laws or regulations relating to the matters specified in clause (i) of this
         Section 2.04(e);

                  (f     any Environmental Liabilities;

                   (g any liability, cost, expense, claim, obligation or commitment for any Taxes; provided that Transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid in the manner set forth in Section 8.03(c);

                   (h any liability, cost, expense, claim, obligation or commitment to the extent relating to or based on events or conditions occurring or existing in connection with, or arising out of, the Excluded Assets;

                   (i any liability, cost, expense, claim, obligation or commitment in, to or under the Corporate Integrity Agreement dated August 27, 1997 between the United States Department of Health and Human Services, through the Office of the Inspector General ("OIG"), and Seller (the "Corporate Integrity Agreement"), including any and all amendments, addenda, exhibits and schedules attached thereto or incorporated therein by reference (other than as expressly specified in Section 2.03(f));

                   (j any liability, cost, expense, claim, obligation or commitment under the Leases, Contracts, Intellectual Property Rights or any Transferred Permits, in each case to the extent arising or accrued before the Closing Date; and

                   (k    the liabilities of Seller for Patient Refunds.

         SECTION 2.5. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any property, right or interest of Seller if such assignment is prohibited by law or, without the consent of a third party thereto, would constitute a breach or other contravention of such property, right or interest or in any way adversely affect the rights of Buyer or Seller in connection therewith, and such property, right or interest will not be a Purchased Asset under this Agreement. Seller and Buyer will use their reasonable efforts (but without any payment of money by Seller or Buyer other than payment by Seller of cure amounts) to obtain the consent of the other parties to any such property right or interest that would, in the absence of the immediately preceding sentence, be a Purchased Asset or any property right or interest arising thereunder for the assignment thereof to Buyer as Buyer may request; provided that nothing herein is intended, or shall be construed, as a representation, warranty or guarantee by any Seller that such consents can or will be obtained prior to the Closing. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Buyer or Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would, to the greatest extent practicable, obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Buyer, or under which the applicable Seller would enforce for the benefit of Buyer, with Buyer assuming such Seller's obligations, any and all rights of any Seller against a third party thereto.

         SECTION 2.6. Purchase Price; Allocation of Purchase Price. (a The purchase price for the Purchased Assets (the "Purchase Price") is (i) the Cash Amount in cash, (ii) 1,000,000 shares of Common Stock (the "Consideration Shares"), (iii) a note of Buyer in the principal amount equal to $25,000,000, bearing interest on the outstanding balance thereof at a rate of 7.5% per annum, and in substantially the form of Exhibit B hereto (the "Consideration Note"),
(iv) the Second Cash Payment Amount in cash, and (v) the Refund Adjustment in cash. The Purchase Price shall be paid as provided in Section 2.07 and shall be subject to adjustment as provided in Section 2.08.

          (b) As soon as practicable after the date hereof, Buyer shall deliver to Seller a statement on Form 8594 (the "Allocation Statement") setting forth the allocation of the Purchase Price (together with the Assumed Liabilities and plus or minus any adjustments pursuant to Section 2.08) among the Purchased Assets in accordance with Section 1060 of the Code.

          (c) Seller shall have a period of fifteen days after the delivery of the Allocation Statement to present in writing to Buyer notice of any objections Seller may have to the allocation set forth in the Allocation Statement. Unless Seller timely objects, the Allocation Statement shall be binding on the parties without further adjustment.

          (d) If Seller shall raise any objections within the fifteen day period, Buyer and Seller shall negotiate in good faith and use their respective best efforts to resolve such dispute. If the parties fail to agree within five days after the delivery of the notice, then each party may allocate the Purchase Price as it determines.

          (e) If an Allocation  Statement is agreed upon, Buyer and Seller shall
(i) report an allocation of such Purchase Price among the Purchased Assets in a manner entirely consistent with the Allocation Statement, (ii) act, and to cause their Affiliates to act, in accordance with such Allocation Statement, in the preparation of financial statements and filing of all tax returns (including, without limitation, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review, or tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation Statement for all tax and accounting purposes.

          (f) If an Allocation Statement is not agreed upon, not later than thirty (30) days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

         SECTION 2.7. Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as practicable and within five Business Days after the date when any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, provided that the conditions set forth in Article 10 have been satisfied, or at such other time or place as Buyer and Seller may agree. At the
Closing:

          (a) Buyer shall deliver to Seller (i) the Cash Amount, (ii) a stock certificate representing the Consideration Shares in the name of Seller or its designee and (iii) the Consideration Note.

          (b) Seller and Buyer shall enter into an Assignment and Assumption Agreement in a form reasonably satisfactory to Seller and Buyer (the "Assignment and Assumption Agreement"), and Seller shall deliver to Buyer such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

         SECTION 2.8. Purchase Price Adjustment. To the extent any Lease listed on Schedule 2.08 would, in the absence of the first sentence of Section 2.05, be a Purchased Asset but cannot be assigned or delivered to Buyer, and to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements reasonably satisfactory to Buyer and Seller, the Cash Amount included in the Purchase Price will be reduced by the amount set forth opposite such Lease on Schedule 2.08 (each, a "Purchase Price Adjustment").

         SECTION 2.9. Remittance Obligation. From and after the Closing Date, any amount received by Seller with respect to the Purchased Assets or any asset that would, in the absence of the first sentence of Section 2.05, be a Purchased Asset including, without limitation, the accounts receivable and proceeds described in Section 2.01(e) shall be held in trust and remitted by Seller to Buyer as promptly as practicable. From and after the Closing Date, any amounts received by Buyer with respect to the Excluded Assets shall be held in trust and remitted by Buyer to Seller as promptly as practicable. Buyer and Seller shall each be entitled to request and receive, on reasonable advance notice, supporting documentation confirming the accuracy of such remitted amounts.

         SECTION 2.10. Prorations and Reimbursements; Security and Utility Deposits.

          (a) The charges, payments and other obligations in respect of the following items shall be prorated as of the Closing Date between Seller and Buyer, based on the actual number days of such relevant period before the Closing Date (which shall be allocated to Seller) and the actual number of days of such relevant period on or after the Closing Date (which shall be allocated to the Buyer):

                  (i) all water, electricity and other utility charges, if any (other than any utility deposits, which shall be governed by Section 2.10(b) below), applicable to any Seller's place of business to the extent that final meter readings and billings cannot be arranged; and

                 (ii) all payments of fees, rents and other obligations, if any (other than security deposits, which shall be governed by Section 2.10(b) below) in respect of Transferred Permits, Leases and Contracts.

         Buyer and Seller shall use their reasonable efforts to calculate and agree upon all prorations at or prior to the Closing. Upon approval by Buyer and Seller, such calculations shall be binding and conclusive. The net amount of such prorations shall, upon such approval, be promptly remitted by Buyer to Seller if Seller is entitled to a credit therefor, and by Seller to Buyer if Buyer is entitled to a credit therefor.

          (b) All security deposits and utility deposits of Seller that relate to Leases or Contracts shall be Purchased Assets and Buyer shall be entitled to receive and retain any and all such deposits; provided that if within 60 days after the Closing Date, (i) Buyer terminates any such Lease or Contract, or (ii) there is otherwise (A) an expiration of any such Lease or Contract and (B) renewal is offered by the other party thereto on substantially similar terms as the original Lease or Contract and (C) such renewal is rejected by Buyer, then
Buyer shall pay to Seller in cash, within five Business Days after such termination or expiration, an amount equal to any pre-Closing cure payments made by Seller in order to transfer such Lease or Contract to Buyer, or in the absence of any cure payment made by Seller, an amount equal to the security deposit and utilities deposit returned to Buyer or to which Buyer would otherwise be entitled.

         SECTION 2.11. Patient Refunds. (a) Buyer shall act as agent for Seller in order to process and pay Patient Refunds. Buyer shall process and pay, as agent for Seller, all Patient Refunds arising in the six months prior to the Closing Date, using the same policies and practices which Buyer normally uses in the management of its own business, as described in Schedule 2.11. For all liabilities of Seller associated with Patient Refunds arising greater than six months prior to the Closing Date, Buyer shall process and pay, as agent for Seller, only those Patient Refunds which (i) Buyer determines based upon Seller's records are valid Patient Refunds, and (ii) have been specifically requested by the Patient or their authorized representative.

          (b) If any Person sets off against any receivable assigned to Buyer any claimed amount of Patient Refund, Buyer shall (i) promptly, upon notice, provide details to Seller, and (ii) notify such Person, in writing, that such Patient Refund is a liability of Seller, and cannot be set-off against the receivable which is payable by such debtor to Buyer.

          (c) A Refund Adjustment ("Refund Adjustment") shall be determined within 180 days of the Closing Date or sooner, if practicable (the "Refund Adjustment Date"), which shall be equal to $500,000, minus

                  (i) the aggregate amount of Patient Refunds paid by Buyer as agent for Seller as provided in Section 2.11(a), and

                 (ii) the aggregate amount by which any receivables acquired by Buyer have been reduced or unpaid specifically as a result of a set-off by any Person against such receivables of any claimed Patient Refund (that Buyer would not have contested using its customary refund procedures).

          (d) On the first Business Day after the Refund Adjustment Date, Buyer shall deliver to Seller a statement setting forth Buyer's calculation of the Refund Adjustment together with payment in cash of such amount owed by Buyer. If the statement provides that Seller owes money to Buyer under this Section 2.11, Seller shall make such payment to Buyer in cash within fifteen Business Days after receipt of Buyer's statement. If Buyer and Seller disagree, they shall follow the procedures set forth in Section 2.13.

         SECTION 2.12. Second Cash Payment. On the first Business Day which is at least sixty days after the Closing Date, Buyer shall deliver to Seller a statement (the "Second Cash Payment Statement") setting forth Buyer's calculation of the Second Cash Payment Amount together with payment in cash of such amount owed by Buyer. If the statement provides that Seller owes money to Buyer under this Section 2.12, Seller shall make such payment to Buyer in cash within fifteen Business Days after receipt of Buyer's statement. If Buyer and Seller disagree, they shall follow the procedures set forth in Section 2.13.

         SECTION 2.13. Adjustment Disputes. Within fifteen Business Days after Seller receives Buyer's calculation of the Second Cash Payment Amount or the Refund Adjustment, as applicable, Seller shall notify Buyer that Seller (i) approves such calculation, or (ii) disputes such calculation. In the event Seller disputes such calculation, Buyer and Seller shall negotiate in good faith to determine a mutually acceptable calculation of such amount. Within two Business Days of resolution, by mutual agreement or by arbitration, the party owing monies hereunder shall pay such amounts in cash.

         SECTION 2.14. Transition Leases. (a) At the Closing, Buyer and Seller shall enter into a master sublease for the leases and subleases specified in
Schedule 2.14 (each, a "Transition Lease"). The master sublease will include following terms:

          (i) for the period of the sublease, Buyer shall pay to Seller the rental payments for each Transition Lease in the amount Seller pays under such lease and Buyer shall comply with the non-monetary covenants of Seller under such Transition Lease; and

         (ii) indemnity from Buyer to Seller for damages incurred by Seller solely as a result of (A) the sublease from Seller to Buyer or (B) as a result of any actions, or use or possession of the premises, by Buyer after the Closing (including any reduction in the amount of security deposit returned to Seller because of damages to the leased property during the term of the master sublease); provided, that to the extent Seller was in default of the Transition Lease prior to the entry of the master sublease, any damages resulting from any such default of Seller will be deemed not be incurred as a result of the master sublease; and provided, further, that Buyer will not indemnify Seller for damages incurred due to early termination of any Transition Lease.

         (b) At the Closing, Buyer and Seller shall enter into a lease (the "Auto Lease") for the automobiles listed in Schedule 2.02(k) (each, an "Auto"). Such lease will include the following terms:

          (i) for the period from the Closing Date to the date that is sixty days after the Closing Date, Buyer shall pay to Seller rental payments for each Auto in the amount Seller pays as the deferred purchase price for such Auto for that period;

         (ii) indemnity from Buyer to Seller for damages incurred by Seller as a result of any actions, or use or possession of the Autos, by Buyer after the Closing (including any reduction in the amount of security deposit returned to Seller because of damages to the Autos during the term of the Auto Lease); provided, that to the extent Seller was in default of the agreement to acquire the Auto prior to the entry of the Auto Lease, any damages resulting from any such default of Seller will be deemed not to be incurred as a result of the Auto Lease; and provided, further, that Buyer will not indemnify Seller for damages incurred due to the failure to pay the deferred purchase price of the Autos after the Autos are returned to Seller; and

        (iii) Seller makes no representation or warranty on the ability of Buyer to have possession of the Autos after the Closing Date. Buyer acknowledges that in the event of acceleration or repossession caused by the Auto Lease, it will be Buyer's option to either repay the remaining balance of the deferred purchase price on such Auto or permit repossession by lender and Buyer shall have no recourse against Seller.

         SECTION 2.15. Payments in Cash. Payments to be made in cash hereunder shall be made in immediately available funds by wire transfer to an account of the recipient with a bank in New York City designated by such recipient not later than two Business Days prior to the date of payment (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of the recipient in such amount).

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         SECTION 3.1. Corporate Existence and Power. Each of Seller and, prior to merger with and into Seller, Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each of Seller and, prior to merger with and into Seller, Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a Seller Material Adverse Effect. Seller has heretofore delivered to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller and Subsidiary as currently in effect.

         SECTION 3.2. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and the Registration Rights Agreement and all related documents and agreements and the consummation of the transactions contemplated hereby and thereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller including any required approval or consent by the Shareholders. This Agreement constitutes a valid and binding agreement of Seller.

         SECTION 3.3. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the Registration Rights Agreement and all related documents and agreements the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) any notice required to be given to the OIG under the Corporate Integrity Agreement.

         SECTION 3.4. Noncontravention. The execution, delivery and performance by Seller of this Agreement and the Registration Rights Agreement and all related documents and agreements (including any documents or agreements related to the merger of Subsidiary with and into Seller) and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller or Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.03, violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the obtaining of all Material Consents and other consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit relating to the Business to which Seller is entitled under any Lease or Material Contract or
(iv) result in the creation or imposition of any Lien on any Purchased Asset, other than Permitted Liens.

         SECTION 3.5. Material Consents. Schedule 3.05 sets forth each (a) Material Contract, (b) Lease, or (c) Transferred Permit requiring a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement by Seller or Subsidiary or the merger of Subsidiary with and into Seller. Nothing in this Section 3.05 is intended, or shall be construed, as a representation, warranty or guarantee by Seller that such consents can or will be obtained prior to or after the Closing. As of the Closing Date, all consents or actions have been received or taken except (i) any consent required under Contracts with Customers or (ii) where failure to receive such consent or take such action could reasonably be expected, individually or in the aggregate, to have a Seller Material Adverse Effect (the "Material Consents").

         SECTION 3.6. Financial Statements. The audited balance sheets of Seller and Subsidiary as of February 29, 1996, February 28, 1997 and February 28, 1998 and the related audited statements of income and cash flows for each of the years then ended, and the unaudited interim balance sheet of Seller and Subsidiary as of the Balance Sheet Date and the related unaudited statements of income and cash flow for the twelve months then ended fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of Seller and Subsidiary as of the dates thereof and their results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION  3.7.  Absence  of  Certain  Changes.  Except as  disclosed  on
Schedule 3.07, the Business has been conducted since the Balance Sheet Date in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected, individually or in the aggregate, to have a Seller Material Adverse Effect other than the negotiation, execution and consummation of this Agreement and related agreements with Buyer; provided that Seller has advised the Buyer that Seller may commence proceedings under laws for the relief of debtors after the Closing and Seller makes no representation or warranty as to the actual or potential effect after the Closing Date on the Business or the Purchased Assets of slow payments by or to suppliers, vendors and other contractors, lost or terminated customer accounts or customer relationships, information or rumors communicated by or to Seller's or Subsidiary's employees and competitors, or other potentially adverse effects on the Business or the Purchased Assets which may arise after the Closing as a result of the commencement of such proceedings;

                  (b) any incurrence, assumption or guarantee by Seller or Subsidiary of any indebtedness for borrowed money other than additional advances or loans from Oaktree;

                  (c)  any  creation  or  other  incurrence  of any  Lien on any
         Purchased   Asset  other  than  in  the  ordinary  course  of  business consistent with past practices;

                  (d) any damage, destruction or other casualty loss (whether or not covered by insurance) which has had or could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect;

                  (e) any transaction or commitment made, or any contract or agreement entered into, by Seller or Subsidiary (including the acquisition or disposition of any assets) or any relinquishment by Seller or Subsidiary of any material contract or other right other than transactions and commitments in the ordinary course of business
         consistent   with  past  practices  and  those   contemplated  by  this
         Agreement;

                  (f) any change in any method of accounting or accounting practice by Seller or Subsidiary except for any such change after the date hereof required by reason of a concurrent change in generally accepted accounting principles;

                  (g) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any officer or employee of Seller or Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any officer or employee of Seller or Subsidiary or (iii) change, other than in the ordinary course of business consistent with past practice, in compensation or other benefits payable to any officer or employee of Seller or Subsidiary pursuant to any severance or retirement plans or policies thereof;

                  (h) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Seller or Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to employees of Seller or Subsidiary;

                  (i) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment, other than any capital expenditures since the Balance Sheet Date which individually is less than $10,000 and in the aggregate are less than $100,000; or

                  (j) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Subsidiary, or any repurchase, redemption or other acquisition by Seller of any outstanding Subsidiary Securities.

         SECTION 3.8. No Undisclosed Material Liabilities. (a) There are no liabilities of Seller of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (i) liabilities arising under this Agreement and related agreements with Buyer;

                 (ii) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

                (iii) (A) undisclosed liabilities which individually are less than $15,000 and in the aggregate are less than $150,000, (B) purchase orders in the ordinary course or (C) payables described on Schedule 3.08(a);

                 (iv) other liabilities disclosed on Schedule 3.08(a); and

                  (v) liabilities disclosed on Schedule 3.10.

          (b) Seller's payment obligations under the Settlement Agreement are in the amount of, and do not exceed, the amounts set forth on Schedule 3.08(b).

         SECTION 3.9. Material Contracts. (a) Schedule 3.09(a) constitutes a complete and accurate list of all Contracts of the following types to or by which Seller or Subsidiary is a party or bound, and which except for those Contracts described in clauses (iii), (iv), (vii) and (viii) below, (A) cannot be terminated within sixty days without penalty and (B) provide for annual payments by or to Seller or Subsidiary of at least $100,000 ("Material Contracts"):

                  (i) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets;

                 (ii) any sales, distribution or other similar agreement providing for the sale or provision by Seller or Subsidiary of materials, supplies, goods, services, equipment or other assets, including without limitation, lab services agreements, phlebotomy agreements and venipuncture agreements;

                (iii) any partnership, joint venture or other similar agreement or arrangement;

                 (iv) any agreement relating to the acquisition or disposition of Seller, Subsidiary or the Business (whether by merger, sale of stock, sale of assets or otherwise) or any material assets of Seller or Subsidiary;

                  (v) any agreement relating to the deferred purchase price of property whether incurred, assumed, guaranteed or secured by any asset;

                 (vi) any option or license to provide lab testing services, franchise of the Business or send out agreement;

                (vii)    any independent sales representative agreement;

               (viii) any agreement that limits the freedom of Seller or Subsidiary to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset or which would so limit the freedom of Buyer after the Closing Date; or

                 (ix) any other agreement, commitment, arrangement or plan not made in the ordinary course of business.

          (b) Except as set forth in Schedule 3.09(b), as of Closing, each Material Contract and each other agreement that is required to be disclosed pursuant to this Section is a valid and binding agreement of the Seller, subject to bankruptcy, insolvency or similar laws affecting creditor rights generally, and is in full force and effect, and neither Seller or, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such Contract, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder. True and complete copies of each such Contract have been delivered to Buyer.

          (c) Schedule 3.09(c) is a complete and accurate list of all Contracts that are capitated managed care contracts, with the term and termination provisions thereof.

         SECTION 3.10. Litigation. Schedule 3.10 lists any action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Seller, threatened against or affecting, Seller, Subsidiary or any Purchased Asset before any Governmental Authority or arbitrator. No matter listed on Schedule 3.10 individually or in the aggregate, if determined or resolved adversely to Seller or Subsidiary, could reasonably be expected to have a Seller Material Adverse Effect or in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         SECTION 3.11. Compliance with Laws and Court Orders. Except as set forth in Schedule 3.11, neither Seller nor Subsidiary is in violation of, has since November 8, 1996 violated, and to the knowledge of Seller neither Seller nor Subsidiary is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable material law, rule, regulation, judgment, injunction, order or decree.

         SECTION 3.12. Properties. (a) Schedule 3.12(a) correctly describes all real property used or held for use in the Business and which Seller or Subsidiary leases, operates or subleases, specifying in the case of leases, the lease term and basic rent. Neither Seller nor Subsidiary owns any real property.

          (b) Schedule 3.12(b) correctly describes all items of tangible personal property used or held for use in the Business, including, without limitation, machinery, equipment, furniture, vehicles, storage tanks, spare and replacement parts, fuel and other trade fixtures and fixed assets, which Seller or Subsidiary owns, leases or subleases, specifying in the case of leases and subleases the name of the lessor or sublessor, the lease term and basic monthly rent; provided that no assurances can be given as to the present condition or existence of items of less than $1,000 in value other than microscopes currently being used in the Business.

          (c) Seller has a valid and subsisting leasehold estate in, and the right to quiet enjoyment of, the Real Property. Seller has good and defensible title to all Purchased Assets (whether real, personal, tangible or intangible).

         (d) The Real Property includes only such real property as is used or held for use by Seller in connection with the conduct of the business and operations of the Business as heretofore conducted by Seller.

          (e) Except as set forth on Schedule 3.12(e), all Leases are valid, binding and enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or similar laws affecting creditor rights generally, and there does not exist under any such Lease any monetary or other material default or any event which with notice or lapse of time or both would constitute such a default.
          (f) To Seller's knowledge, the equipment included in the Purchased Assets have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, and ordinary wear and tear excepted).

          (g) No Purchased Asset is subject to any Lien, except:

                  (i)    Liens disclosed on the Balance Sheet;

                 (ii)  Liens for taxes  not yet due or being  contested  in good
         faith  (and  for  which   adequate   accruals  or  reserves  have  been
         established on the Balance Sheet and identified in the notes thereto;

                (iii) Liens constituting purchase money security interests that are described on Schedule 3.12(g)(iii);

                 (iv) Liens which do not materially detract from the value of such Purchased Asset, or materially interfere with any present use of such Purchased Asset (clause (i) - (iv) of this Section 3.12(g) are, collectively, the "Permitted Liens"); or

                  (v) Liens described on Schedule 3.12(g)(v) which will be discharged on or prior to the Closing Date.

         SECTION 3.13. Sufficiency of and Title to the Purchased Assets. (a) The Purchased Assets, together with the Excluded Assets, constitute all of the property and assets used or held for use in the Business and are adequate to conduct the Business as currently conducted by Seller; provided that Seller makes no representation or warranty as to whether any of its Intellectual Property Rights or other Purchased Assets will operate correctly with respect to date data for dates during and after the Year 2000.

          (b) The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and defensible title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

         SECTION 3.14. Intellectual Property. (a) Schedule 3.14 contains a list of all Intellectual Property Rights owned or licensed by Seller, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right, (ii) the owner of such Intellectual Property Right, (iii) except for Intellectual Property Rights arising under licenses granted to Seller by third parties, as to which Seller makes no such representation or warranty, (A) the jurisdictions by or in which such Intellectual Property Right is recognized (without regard to registration), has been issued or registered or in which an application for such issuance or registration has been filed, (B) the registration or application numbers and (C) the termination or expiration dates, and (iv) the identity of any Person to whom Seller has licensed any Intellectual Property Rights.

          (b) Since November 8, 1996, except as set forth on Schedule 3.14, neither Seller nor Subsidiary has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any Intellectual Property Right, and Seller has no knowledge of any other such infringement by either Seller or Subsidiary. Except for Intellectual Property Rights arising under any license granted to Seller by third parties, as to which Seller makes no such representation or warranty, Seller has no outstanding claim or suit for, or has no knowledge of, any continuing infringement by any other Person of any Intellectual Property Rights. To Seller's knowledge, no Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by Seller or Subsidiary with respect to the Business or restricting the licensing thereof by Seller to any Person. No Seller has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

         SECTION 3.15. Insurance Coverage. Schedule 3.15 sets forth a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the Purchased Assets, the business and operations of the Business and its officers and employees. There is no claim by Seller or Subsidiary pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and Seller has otherwise complied fully with the terms and conditions of all such policies and bonds except where such untimely payment or noncompliance would not have an affect on Buyer's ability to receive any insurance proceeds due Buyer. Such policies and bonds are and have been written by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which Seller and Subsidiary are engaged. Seller does not know of any threatened termination of or material alteration of coverage under any of such policies or bonds. Except as disclosed in Schedule 3.15, after the Closing Seller shall continue, at its sole cost and expense, to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

         SECTION 3.16. Permits. Schedule 3.16 sets forth a complete and correct list of all Permits. Seller has all Permits issued by all appropriate Governmental Authorities necessary to conduct the Business, as conducted by Seller, and Seller has not received any notice of proceedings relating to the revocation or modification of any Transferred Permit. To Seller's knowledge, no condition, event, occurrence or omission exists that would cause the revocation or modification of any Transferred Permit, except where such revocation or modification could not reasonably be expected to have a Seller Material Adverse Effect or a material adverse effect on the use by Buyer of the Purchased Assets after the Closing Date.

         SECTION 3.17. Receivables. Schedule 3.17 sets forth a list of all accounts, notes receivable and other receivables of Seller and Subsidiary as of March 31, 1999. All accounts, notes receivable and other receivables reflected on Schedule 3.17 (other than receivables collected since March 31, 1999) are, and all accounts and notes receivable arising from or otherwise relating to the Business at the Closing Date will be, valid, genuine and legal, subject to normal and customary trade discounts, less any reserves for doubtful accounts specified on Schedule 3.17. Upon the consummation of the transactions contemplated hereby on the Closing Date, all accounts and notes receivable, or proceeds thereof in the case of any Restricted Receivables arising from or otherwise relating to the Business after March 31, 1999 shall constitute
Purchased Assets or assets of Subsidiary except to the extent previously collected by Seller or Subsidiary in the ordinary course.

         SECTION 3.18. Selling Documents. None of the representations or warranties made by Seller herein, nor any other written information provided by or on behalf of Seller or Subsidiary to Buyer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are or were made, not misleading.

         SECTION 3.19. Finders' Fees. Except for Adirondack Capital Advisors, whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller, Subsidiary, any Shareholder or any other Affiliate of Seller, Subsidiary or any, Shareholder who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.20. Employees. (a) Schedule 3.20(a) sets forth a true and complete list of (i) the names, titles, annual salaries and other compensation of all employees of Seller and Subsidiary (ii) the wage rates for non-salaried employees of Seller and Subsidiary (by classification) and (iii) commission plans for sales, service and marketing employees as of the date of this Agreement.

          (b) Except as disclosed in Schedule 3.20(b), as of the date of this Agreement no officer, senior management executive or sales personnel has given notice to the CEO of Seller of an actual resignation or retirement, or any intended date of resignation or retirement, and the CEO of Seller, after due inquiry, has determined that Seller's sales manager has not received any such notice.

          (c) There is no liability to James Murray Pitton for any payment, obligation or commitment for any bonus, profit-sharing or similar payment by Seller.

          (d) Notwithstanding the foregoing, Seller shall have no obligation and makes no representation, warranty or guaranty regarding its ability to maintain and preserve the work force of the Business after the date hereof.

         SECTION 3.21.  Environmental Compliance.  (a) Except as disclosed on
Schedule 3.21, the following is true and correct:

                  (i) no notice, notification, demand, request for information, citation, summons or order has been received, no penalty has been assessed, no complaint has been filed and served on Seller, and to Seller's knowledge no complaint has been filed and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Governmental Authority or other Person with respect to any matters relating to Seller and Subsidiary and relating to or arising out of any Environmental Law;

                 (ii) to Seller's knowledge, there are no Environmental Liabilities, and there are no facts, events, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any Environmental Liabilities;

                (iii) to Seller's knowledge, no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any Real Property or any other real property now or previously owned, leased or operated by
         Seller or Subsidiary other than in accordance with applicable Environmental Laws;

                 (iv) to Seller's knowledge, there currently are no, and since the date Seller took possession of any premises subject to a Lease, there has not been any, Underground Storage Tanks (as defined below) located upon and/or serving the premises subject to the Leases of Seller or Subsidiary. "Underground Storage Tank" for the purposes of this Agreement shall mean any one or combination of tanks, including appurtenant pipes, lines, fixtures and other related equipment, used to contain an accumulation of Hazardous Substances, the volume of which, including the volume of the appurtenant pipes, lines, fixtures and other related equipment, is ten percent (10%) or more below the ground; and

                  (v) to Seller's knowledge, Seller and Subsidiary are in compliance with all Environmental Laws.

          (b) To Seller's knowledge, there has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to any Purchased Asset or any other real property now or previously owned or leased by Seller or Subsidiary which has not been delivered to Buyer at least five days prior to the date hereof.

          (c) None of the Real Property is located in New Jersey or Connecticut.

          (d) For purposes of this Section, the term "Seller" shall not include any entity which is, in whole or in part, a predecessor of Seller.

         SECTION 3.22. Investment Representations. Seller (i) is acquiring the Consideration Shares and the Consideration Note and (ii) upon receipt of any additional Notes or Conversion Shares in accordance with the terms of any Note, will acquire such Notes and Conversion Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Seller does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Without limiting the foregoing, Buyer acknowledges that Seller is required to pledge the Consideration Shares and the Consideration Note and any additional Notes or Conversion Shares pursuant to the terms of the Security Agreement dated as of June 12, 1998 between Seller and Oaktree, as amended.

          (a) Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D as promulgated by the SEC under the 1933 Act.

          (b) Seller understands that the Securities are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying in part upon the truth and accuracy of, and Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Securities.

          (c) Seller understands that no United States federal or state agency or any other Government Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the issuance of the Securities.

          (d) Seller understands that except as provided in the Registration Rights Agreement (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Buyer nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (e) Seller understands that the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

         [NEITHER THIS NOTE, THE NOTES ISSUABLE IN RESPECT OF INTEREST HEREUNDER NOR THE] [THESE] SHARES OF THE ISSUER'S COMMON STOCK [ISSUABLE UPON CONVERSION HEREOF] HAVE [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. [THIS NOTE HAS BEEN (AND ANY SUCH OTHER NOTES AND SHARES WILL
         BE)] [THESE SHARES HAVE BEEN] ACQUIRED FOR THE ACCOUNT OF THE SELLER AND NOT WITH A VIEW TOWARDS, OR FOR RESALE IN CONNECTION WITH, A PUBLIC OFFERING AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

         The legend set forth above shall be removed and Buyer shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) upon a resale, any such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, upon advice of the counsel of the holder of such security, reasonably acceptable to Buyer, such sale, assignment or transfer of any of the Securities may be made without registration under the 1933 Act, or (iii) any of the Securities can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Seller acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) a sale that is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, Buyer may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

         SECTION 3.23. Subsidiary. (a) Seller does not, directly or indirectly, own any stock of, or any other interest in, any Person other than Subsidiary.

          (b) Except as set forth on Schedule 3.23, and the pledge to Oaktree and to U.S. Bank Trust National Association (f/k/a First Trust National Association) ("Trustee"), all of the outstanding capital stock or other voting securities of Subsidiary is owned by Seller, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). There are no outstanding (i) securities of Seller or Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Subsidiary or (ii) options or other rights to acquire from Seller or Subsidiary, or other obligation of Seller or Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Subsidiary (the items in clauses 3.23(b)(i) and 3.23(b)(ii) being referred to collectively as the "Subsidiary Securities"). Seller has no right to repurchase, redeem or otherwise acquire any outstanding Subsidiary Security.

          (c) The pledge to Oaktree and to Trustee of the capital stock of Subsidiary will be discharged on or prior to the Closing Date.

          (d) Upon  payment  by Seller of the  amount  specified  in the  Payoff
Letter:

                  (i) all the commitments under the Daiwa Loan Agreements and related agreements and all outstanding loans (together with interest thereon) and all other amounts payable by Seller or Subsidiary under the Daiwa Loan Agreement and related agreements shall be paid in full; and

                 (ii) Immediately prior to its merger with and into Seller, Subsidiary will have no actual or contingent liabilities (other than payments owed to Seller), and will have no assets other than accounts receivable purchased from Seller or the proceeds thereof.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

         SECTION 4.1. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified could not reasonably be expected, individually or in the aggregate, to have a Buyer Material Adverse Effect. Buyer has heretofore delivered to Seller true and complete copies of its certificate of incorporation and bylaws as currently in effect.

         SECTION 4.2. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement, the Notes and all related documents and agreements and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

         SECTION 4.3. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement, the Notes and all related documents and agreements and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) compliance with any applicable requirements of the 1933 Act and 1934 Act or any state securities laws.

         SECTION 4.4. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement, the Notes and all related documents and agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer or (ii) assuming compliance with the matters referred to in Section 4.03, violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the obtaining of all consents necessary, constitute a default under or give rise to any right of termination, cancellation or acceleration of, any material agreement, indenture, security agreement, mortgage, lease or other contract or instrument to which Buyer is a party.

         SECTION 4.5. Consents. Schedule 4.05 lists each agreement, contract, lease or other instrument binding upon Buyer and any Permit requiring a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement by Buyer, except such consents or actions as could not reasonably be expected, individually or in the aggregate, to have a Buyer Material Adverse Effect if not received or taken by the Closing Date; provided that nothing herein is intended, or shall be construed, as a representation, warranty or guarantee by Buyer that such consents can or will be obtained prior to the Closing.

         SECTION 4.6. Financing. Buyer has, or will have immediately prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Cash Amount, the Second Cash Payment Amount and any other amounts to be paid by it hereunder.

         SECTION 4.7. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any Governmental Authority or arbitrator which, individually or in the aggregate, if determined or resolved adversely to Buyer, could reasonably be expected to have a Buyer Material Adverse Effect, or which otherwise challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         SECTION 4.8. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer, Seller, Shareholders or any other Affiliate of Buyer or Seller or any Shareholder upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.9. Issuance of Consideration  Shares and Consideration Note .
(a) The issuance of the Consideration Shares at the Closing has been duly authorized on behalf of Buyer and such Consideration Shares, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will not give rise to any rights of any third party to purchase shares of capital stock of Buyer pursuant to any preemptive rights.

          (b) The Consideration Note is duly authorized and, when issued pursuant to this Agreement, will be the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditor rights generally. Upon conversion of all or any portion of any Note in accordance with the terms of such Note, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens, claims, and charges with respect to the issue thereof, with the holder being entitled to all rights accorded to a holder of Common Stock.

          (c) No approval of Buyer's stockholders (other than approvals that will be obtained prior to issuance) is required for the issuance of any of the Securities under any applicable laws or the rules or regulations of any exchange on which Securities of Buyer are listed.

         SECTION 4.10. SEC Documents; Financial Statements; Disclosures. Except as set forth in Schedule 4.10, since December 31, 1996, Buyer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the Closing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Buyer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and the financial statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of Buyer as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). No representations or warranties made by Buyer herein, nor any other written information provided by or on behalf of Buyer to Seller which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

         SECTION 4.11. No Integrated Offering. Neither Buyer nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any of the Securities, under circumstances that would require registration of the Securities under the 1933 Act or cause the issuance of the Securities to be integrated with prior offerings by Buyer for purposes of the 1933 Act or any applicable stockholder approval provisions.

         SECTION 4.12. Capitalization. As of the date hereof, the authorized capital stock of Buyer consists of (i) 100,000,000 shares of Common Stock, of which as of December 31, 1998, 40,707,673 shares were issued and outstanding and
(ii) 20,000,000 shares of convertible preferred stock, of which 364,000 shares of convertible preferred stock were issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 4.12, no shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Buyer. Except as disclosed in Schedule 4.12, as of the date hereof, there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Buyer, or contracts, commitments, understandings or arrangements by which Buyer is or may become bound to issue additional shares of capital stock of Buyer or options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into any shares of capital stock of Buyer.

         SECTION 4.13. Absence of Certain Changes. As of the Closing Date, except as disclosed in the SEC Documents filed prior to the date of this Agreement or expressly set forth in Schedule 4.13, since December 31, 1997, there has been no event, occurrence, or omission that has resulted in or could reasonably be expected to result in a Buyer Material Adverse Effect. Buyer has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or other law, statute or judicial or other proceeding providing for the relief of debtors, nor does Buyer have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         SECTION 4.14. Title. Except as disclosed in its SEC Documents, Buyer has good and defensible title to all real and personal property owned by it which is material to the business of Buyer, free and clear of all Liens except
(a) such as are described in Schedule 4.14, (b) such as are for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the balance sheet included in the most recent SEC Documents filed prior to the date of this Agreement and identified in the notes thereto), or (c) such as do not materially detract from the value of such property. Any real property and facilities held under lease by Buyer are held under valid, subsisting and enforceable leases with such exceptions as are not material.

         SECTION 4.15. Insurance. Buyer is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which Buyer is engaged. Buyer has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Buyer Material Adverse Effect.

         SECTION 4.16. Permits. Buyer possesses all Permits issued by the appropriate Governmental Authorities necessary to conduct its business, and Buyer has not received any notice of proceedings relating to the revocation or modification of any material such Permit. To Buyer's knowledge, no condition, event, occurrence or omission exists that would cause the revocation or modification of any such Permit, except where such revocation or modification could not reasonably be expected to have a Buyer Material Adverse Effect.

         SECTION 4.17. Compliance with Laws and Court Orders. Except as set forth in Schedule 4.17, 4.18 or disclosed in the SEC Documents filed prior to the date of this Agreement, Buyer is not in violation of, has not since November 8, 1996 violated, and to the knowledge of Buyer is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable material law, rule, regulation, judgment, injunction, order or decree.

         SECTION 4.18. Patient Refund Policy. The patient refund policy set forth on Schedule 2.11 accurately describes in all material respects the patient refund policy of Buyer.



                                    ARTICLE 5

                               COVENANTS OF SELLER

         Seller agrees that:

         SECTION 5.1. Conduct of the Business. From the date hereof until the Closing Date, Seller and Subsidiary shall conduct the Business in the ordinary course consistent with past practice and shall use their respective best efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the effect of the foregoing, Buyer acknowledges that the Seller has advised the Buyer that Seller may commence proceedings under laws for the relief of debtors. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, neither Seller nor Subsidiary will:

                  (a) acquire a material amount of assets from any other Person, except that the Subsidiary may acquire accounts receivable from Seller in the ordinary course consistent with past practice and Seller may receive additional advances or loans from Oaktree;

                  (b) sell, lease, license or otherwise dispose of any assets or properties except (i) pursuant to existing contracts or commitments and
         (ii) in the ordinary course consistent with past practice;

                  (c)    agree or commit to do any of the foregoing; or

                  (d) (i) take or agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; provided that Seller's receipt of additional advances or loans from Oaktree shall not be deemed to constitute a violation of this Section 5.01(d).

         SECTION 5.2. Access to Information; Confidentiality. (a) From the date hereof until the Closing Date other than as provided in Section 5.07, Seller and Subsidiary will (i) give Buyer and its authorized Representatives reasonable access to the offices, properties, books and records of Seller and Subsidiary relating to the Business, (ii) furnish to Buyer and its authorized Representatives such financial and operating data and other information relating to the Business as any such Person may reasonably request and (iii) instruct the employees, counsel and financial advisors of Seller and Subsidiary to cooperate with Buyer in its investigation of the Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller and Subsidiary. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder.

          (b) After the Closing, Seller will hold, will cause Subsidiary to hold and will use its best efforts to cause their respective Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) in the public domain through no fault of Seller or Subsidiary or (ii) later lawfully acquired by Seller from sources other than those related to its prior ownership of the Business. The obligation of Seller to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information.

         (c) On and after the Closing Date, Seller will afford to Buyer and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

         (d) Seller shall, and cause its representatives to, continue to abide by the terms of the Buyer Non-Disclosure Agreement.

         SECTION 5.3. Permits. If the Transferred Permits, if any, cannot be transferred by Seller to Buyer without the approval of or other action by a Governmental Authority, Seller shall file such notices and applications as Buyer shall reasonably request to effectuate the transfer of such Permits to, or reissuance of such Permits in the name of, the Buyer and shall otherwise cooperate with Buyer to secure such transfer or reissuance; provided that nothing herein is intended, or shall be construed, as a representation, warranty or guarantee by Seller that such transfers or reissuances shall be approved or effected by any Governmental Authority prior to or after the Closing.

         SECTION 5.4. Notices of Certain Events. Seller shall promptly notify Buyer of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

                  (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller, Subsidiary or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.10 or that relate to the consummation of the transactions contemplated by this Agreement; and

                  (d) the damage or destruction by fire or other casualty of any Purchased Asset or part thereof.

         SECTION 5.5. No Shopping or Disclosure. From the date hereof through and until the earlier to occur of the date that is eighty days after the date hereof and the date of termination of this Agreement pursuant to Section 12.01,
(a) Seller shall not, Seller shall not permit Subsidiary to, and Seller shall use its best efforts to cause their respective Representatives to not, directly or indirectly, (i) solicit, initiate or encourage any inquiries, proposals, or offers from any Person relating to any acquisition, directly or indirectly, of the Purchased Assets, the Business or any material asset that is intended to be a Purchased Asset, or any securities of, or any merger, consolidation or business combination with Seller or Subsidiary (any such potential transaction other than with Buyer, an "Acquisition Transaction"), (ii) provide any confidential information or data to any Person relating to any Acquisition Transaction or (iii) have any discussions or engage in any negotiations with any Person relating to any Acquisition Transaction; and (b) if Seller shall receive any inquiry, proposal or offer of the type described above or any request for any such confidential information, discussions or negotiations (x) Seller shall promptly provide Buyer with written notification of such inquiry, proposal, offer or request, which notification shall include the terms and conditions of any such offer or proposal and any other information relevant thereto, including any written or other material available to Seller in connection therewith, and
(y) Seller shall advise the Person contacting Seller that it has no interest at this time in discussing or responding to any such inquiry, proposal, offer or request. Upon the effectiveness of this Agreement, this Section 5.05 supercedes the Exclusivity Agreement and the Exclusivity Agreement is terminated as provided in Section 13.09.

         SECTION 5.6. Tail Insurance. Seller shall, at its sole cost and expense, obtain and keep in full force and effect tail insurance that complies with the representations contained in Section 3.15 covering errors and omissions including, without limitation, malpractice claims, directors and officers insurance and other professional claims, relating to the conduct by Seller or Subsidiary of the Business prior to the Closing and provide evidence of such insurance to Buyer.

         SECTION 5.7. Customer List. No later than one Business Day after the date when any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, Seller shall provide Buyer with the Customer List.

         SECTION 5.8. Audited Financial Statements. If the Closing Date occurs at any time on or after May 18, 1999, Seller shall deliver, as soon as it is able and in any event no later than the date which is sixty days after the Closing Date, audited financial statements for the fiscal year ended February 28, 1999, certified by Grant Thornton, LLP or other nationally recognized accounting firm reasonably acceptable to Buyer. If the Closing Date occurs at any time prior to May 18, 1999, Seller shall deliver, as soon as it is able and in any event no later than the date which is sixty days after the Closing Date, unaudited financial statements for the nine months ended November 30, 1998, in a consistent format with the audited financials of the prior year.

         SECTION 5.9. HSR Act. Seller shall use its best efforts to timely and promptly make all filings which are required to be made by it under the HSR Act, including making the initial filing within two Business Days after the date hereof. Seller shall furnish to Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with the Buyer's preparation of any filings necessary under the provisions of the HSR Act. Seller shall supply Buyer with copies of, and Buyer shall have the right to review and comment on the form and substance of, all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Seller or its counsel, on the one hand, and the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or any other Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby; provided that Seller may refrain from providing such information to Buyer if it in good faith determines that sharing such confidential business information (e.g. business plans or valuation methods) would be detrimental to Seller. Seller shall respond to any requests from the FTC or Antitrust Division as promptly as practicable.

         SECTION 5.10. Patient Refund Policy. Between the date of this Agreement and the Closing Date, Seller shall continue its stated practice of promptly processing and paying all valid Patient Refunds when such requests are brought to Seller's attention. Further, Seller shall process and pay any and all other requests for refunds in a manner that will preclude any reduction or offset on any receivable or the proceeds of any receivable.

         SECTION 5.11. Resignations. Seller shall notify Buyer within one Business Day in the event that an officer, senior management executive or sales personnel has given notice to the CEO of Seller of an actual resignation or retirement, or any intended date of resignation or retirement. The CEO of Seller shall make a weekly inquiry in order to determine whether Seller's sales manager has received any such notice.



                                    ARTICLE 6

                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 6.1. Representations and Warranties. From the date hereof until the Closing Date, Buyer will not take or agree or commit to take any action that would make any representation or warranty of Buyer hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         SECTION 6.2. Confidentiality. Prior to the Closing Date and after any termination of this Agreement, subject to the requirements of applicable law, Buyer shall, and shall cause its Representatives to, continue to abide by the terms of the Seller Non-Disclosure Agreement; provided that Seller acknowledges, and paragraph 2 of the Seller Non-Disclosure Agreement is hereby amended to provide, that from and after the date hereof, Buyer and its Representatives may use the Evaluation Materials (as defined therein) in connection with the consummation of the transactions contemplated by this Agreement and its internal preparation for its ownership and operation of the Purchased Assets and the Business and its assumption of the Assumed Liabilities from and after the Closing Date. On and after the Closing Date, the Seller Non-Disclosure Agreement shall remain in full force and effect in accordance with and subject to its terms solely with respect to Evaluation Materials that do not relate to the Purchased Assets, the Assumed Liabilities or the Business, and the Seller Non-Disclosure Agreement shall otherwise be terminated on the Closing Date.

         SECTION 6.3. Access. On and after the Closing Date, Buyer will afford Seller and its authorized Representatives reasonable access to its officers, properties, books, records, employees and auditors to the extent relating to the Business and necessary to permit Seller to determine any matter relating to their respective rights and obligations hereunder or to any period ending on or before the Closing Date, and instruct its Representatives to cooperate with Seller in connection therewith; provided that any such access shall not unreasonably interfere with the conduct of the Business of Buyer. Seller shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing. Seller will hold, and will use its best efforts to cause its Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information provided to it pursuant to this Section.

         SECTION 6.4. Reservation of Shares. Buyer shall take all action necessary at all times to have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon such conversion.

         SECTION 6.5. Financial Information. Buyer agrees to send to Seller during the period that Seller holds any Note: (i) within five days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by Buyer; (iii) copies of any notices and other information made available or given to the stockholders of Buyer generally, contemporaneously with the making available of or giving thereof to the stockholders.

         SECTION 6.6. HSR Act. (a) Buyer shall use its best efforts to timely and promptly make all filings which are required to be made by it under the HSR Act, including making the initial filing within two Business Days of the date hereof. Buyer shall furnish to Seller such necessary information and reasonable assistance as Seller may reasonably request in connection with Seller's preparation of any filings necessary under the provisions of the HSR Act. Buyer shall supply Seller with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Buyer or its counsel, on the one hand, and the FTC, the Antitrust Division or any other Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby; provided that Buyer may refrain from providing such information to Seller if it in good faith determines that sharing such confidential business information (e.g. business plans or valuation methods) would be detrimental to Buyer. Buyer shall respond to any requests from the FTC or Antitrust Division as promptly as practicable.

          (b) Buyer shall pay the filing fee payable under the HSR Act.

         SECTION 6.7. Notices of Certain Events. Buyer shall promptly notify Seller of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Buyer that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.07 or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 6.8. American Stock Exchange. As of the Closing Date, Buyer shall have made all filings, if any, required to be made by it under the American Stock Exchange rules.



                                    ARTICLE 7

                          COVENANTS OF SELLER AND BUYER

         Seller and Buyer agree that:

         SECTION 7.1. Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller each agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Buyer and Seller each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and defensible title to the Purchased Assets, in form and substance reasonably acceptable to Buyer and Seller. Buyer and Seller each agrees to use its best efforts to cause the conditions set forth in Section 10.01 to be satisfied, Seller agrees to use its best efforts to cause the conditions set forth in Section 10.02 to be satisfied, and Buyer agrees to use its best efforts to cause the conditions set forth in
Section 10.03 to be satisfied, in each case within five Business Days after the date when any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) Subject to the terms and conditions of this Agreement, Buyer and Seller each agrees to use its best efforts to cooperate in ensuring a smooth transition in ownership of the Purchased Assets and the Business, including without limitation jointly holding employee meetings, preparing to integrate computer systems, increasing Buyer's familiarity with Seller's facilities and practices and jointly providing communications with employees, suppliers and, subject to Seller's prior approval which shall not be unreasonably withheld, customers.

          (c) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer, or in the name of Seller but for the benefit of Buyer, (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         (d) If Seller becomes aware of any assets of Seller that should have been transferred to Buyer under Section 2.01 but were not transferred because such assets were omitted from any of the Schedules described under Section 3.09, 3.12(a) or 3.12(b), Seller shall promptly notify Buyer of the existence of such asset which should have been transferred to Buyer. If Buyer notifies Seller within sixty days of the Closing Date of any asset that had Seller disclosed the existence of such asset, such asset would have been a Purchased Asset, then Seller shall use its best efforts to promptly deliver such asset to Buyer, without requiring any additional consideration therefor. Buyer and Seller acknowledge and agree that any such assets are intended to be and shall constitute Purchased Assets hereunder, and the Purchase Price paid hereunder constitutes good and sufficient consideration for all Purchased Assets, including any such assets delivered after the Closing Date. Until so delivered, the same shall be held in trust by Seller as property of Buyer.

         SECTION 7.2. Certain Filings. Seller and Buyer shall reasonably cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Leases and Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.3. Public Announcements. The parties agree to provide each other with any press release relating to this Agreement or the transactions contemplated hereby prior to issuance and to consult with each other in good faith before issuing any such press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to utilizing their respective best efforts to have such consultation.

         SECTION 7.4. No Solicitation of Employees. Buyer and Seller each agree that, (a) during the period from and after the date hereof until the earlier of the Closing Date and the date that this Agreement is terminated in accordance with Section 12.01, unless it obtains the consent of the other party, it will not offer to employ or employ any officer or senior management executive of the other party, so long as any such officer or executive is employed by the other party, (b) during the period from and after the date hereof until the earlier of the Closing Date and the date that is six months after the date when this Agreement is terminated in accordance with Section 12.01, unless it obtains the consent of the other party, none of its officers, senior management executives or managers will directly or indirectly solicit to employ any employees of the other party. The term "solicit to employ" does not include general solicitations of employment not specifically directed toward employees of the other party.

         SECTION 7.5. No Solicitation of Customers. During the period commencing on the date hereof until the earlier of the Closing Date and the date that is
(A) if Buyer has not received the Customer List, three months or (B) if Buyer has received the Customer List, or with respect to any Customer with whom sales personnel of Buyer and Seller have made a joint sales call, six months after the date when this Agreement is terminated for any reason in accordance with Section 12.01, unless it obtains the prior consent of Seller, neither Buyer nor its Representatives shall, directly or indirectly, in any manner whatsoever, including without limitation by the use of the Customer List or any information contained therein, (a) initiate communications of any kind with any Person who is identified with specificity on the Customer List (if Buyer has received the Customer List), or (b) solicit, persuade, entice, encourage, or induce any Person who is then a customer of Seller to become a customer of Buyer or to terminate such Person's relationship with Seller with respect to such Person's purchase of medical laboratory services, or (c) assist any Person to do any of the foregoing; provided that Buyer and Seller shall cooperate in advising Seller's clients of the transaction and in preparing customers for an effective and efficient transition unless and until this Agreement is terminated for any reason in accordance with Section 12.01; and provided further that a response by Buyer to a general request for proposal or bid by a customer shall not be deemed to be an initiation of communication or a solicitation, persuasion, enticement, encouragement of inducement of such customer to become a customer of Buyer, so long as such response is consistent with Section 6.02.

         SECTION 7.6. Provider Numbers. Buyer and Seller shall take all actions and timely file all notices as may be necessary in order for Buyer to reject acceptance of Seller's Medicare provider numbers.

         SECTION 7.7. Phlebotomy Locations. Buyer and Seller shall use their respective reasonable efforts to obtain prior to the Closing Date an executed lease and technical services agreement with respect to each of the physician office locations listed on Schedule 7.07 between the applicable physician or medical group and Buyer. Each such lease and technical services agreement shall be effective as of the Closing Date.



                                    ARTICLE 8

                                   TAX MATTERS

         SECTION 8.1. Tax Definitions. The following terms, as used herein, have the following meanings:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Pre-Closing Tax Period" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

         "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign) or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

        SECTION 8.2. Tax Matters. Seller represents and warrants to Buyer that:

                  (a) Except as set forth in Schedule 8.02, Seller and Subsidiary have timely paid all Taxes, and all interest and penalties due thereon and payable by Seller and Subsidiary for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which (including Taxes set forth in Schedule 8.02) would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable or responsible therefor.

                  (b) Seller and Subsidiary have established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all Tax liabilities, assessments, interest and penalties which are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable therefor.

                  (c) Seller is not a "foreign person" as defined in Section 1445 of the Code.

         SECTION 8.3. Tax Cooperation; Allocation of Taxes. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets until the expiration of the applicable statute of limitations. At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Business.

          (b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Buyer based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property taxes relating to the Purchased Assets, each of Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.03(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten days after delivery of such statement. In the event that either Seller or Buyer shall make any payment for which it is entitled to reimbursement under this Section 8.03(b), the other party shall make such reimbursement promptly but in no event later than ten days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

          (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, transfer, and similar Taxes, levies, charges and fees (collectively, "Transfer Taxes") incurred in connection with the transfer to Buyer of the Purchased Assets and Assumed Liabilities as contemplated by this Agreement shall be borne 50% by the Buyer and 50% by Seller. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.



                                    ARTICLE 9

                                EMPLOYEE BENEFITS

         SECTION 9.1. Employee Benefits Definitions. The following terms, as used in, have the following meanings:

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         SECTION 9.2. ERISA Representations. Seller hereby represents and warrants to Buyer as of the date hereof and the Closing Date that:

                  (a) Schedule 9.02(a) lists each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller or any Affiliate of Seller and (iii) covers any employee of Seller (hereinafter referred to collectively as the "Employee Plans"). Subsidiary has no and has not had any Employee Plan. With respect to each Employee Plan, Seller has made available to Buyer a true and complete copy of such plan document, the most recently filed Form 5500 and an accurate summary description of such plan.

                  (b) No Employee Plan is a Multiemployer Plan, and neither Seller nor any of Seller's ERISA Affiliates maintains or contributes to, or has maintained or contributed to, for a period of five years preceding the date hereof, any employee benefit plan subject to Title IV of ERISA. Neither Seller nor any of Seller's ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its Affiliates.

                  (c) Schedule 9.02(c) includes a list of each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Seller or any Affiliate of Seller and (iii) covers any employee of Seller. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been made available or furnished previously to Buyer are hereinafter referred to collectively as the "Benefit Arrangements." Subsidiary has no and has not had any Benefit Arrangements. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                  (d) The Purchased Assets are not now nor will they after the passage of time be subject to any Lien imposed under Code Section 412(n) by reason of the failure of Seller or any Affiliate of Seller to make timely installments or other payments required by Code Section 412.

                  (e) No Transferred Employee will become entitled to any retirement, severance or similar benefit or enhanced benefit solely as
         a  result  of  the  transactions   contemplated  hereby.

         SECTION  9.3.  Employees and Offers of Employment.

          (a) The parties acknowledge that Buyer shall have no liability or obligation whatsoever with respect to Employee Liabilities, nor shall Buyer have any obligation to provide any employee benefits to any employees other than as set forth in Sections 2.03(e), 2.03(g) and 9.03(b); and provided that Buyer shall have the liabilities and be responsible for Employee Liabilities with respect to Transferred Employees incurred by Buyer after the Closing Date.

          (b) Buyer intends to offer employment to certain employees of Seller effective as of the Closing, on such terms and conditions (including length of employment) as Buyer may, in its sole discretion, determine (any such employees who accept Buyer's offer of employment and actually commence employment with Buyer are referred to herein as "Transferred Employees"), but Buyer shall not be under any obligation to hire any or all employees or any particular employees under this Agreement or for any other reason. Buyer shall assume responsibility for any Transferred Employee as of the Closing. For a period of one year following the Closing, Buyer will provide compensation and benefits to Transferred Employees no less favorable in the aggregate than those provided to similarly situated employees of Buyer. Prior to the Closing, upon reasonable prior notice to Seller, Buyer may make joint communications with Seller with any of the employees currently employed in the Business.

          (c) Subject to applicable legal restrictions, prior to the Closing, Seller shall provide to Buyer, in a timely manner, any applicable personnel records and information which Buyer may reasonably request with respect to any employee of Seller. Seller shall not in any way participate in Buyer's decision to hire or not to hire any employee of Seller.

         SECTION 9.4. Seller's Employee Benefit Plans. (a) General. Seller shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements or otherwise in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee. Except as expressly set forth herein, Seller or its designated Affiliates shall retain all liabilities and obligations in respect of benefits accrued as of the Closing Date by Transferred Employees under the Employee Plans and Benefit Arrangements and any other employment-related liability related to employees of Seller resulting from actions arising prior to or on the Closing Date, and neither Buyer nor any of its Affiliates shall have any liability with respect thereto. Except as expressly set forth herein, no assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates.

          (b) Seller's Defined Contribution Plans. (i) Effective as of the Closing Date, Seller shall amend each of the defined contribution plans in which Transferred Employees participate (the "Seller Savings Plans") to cause the account balances of each Transferred Employee thereunder to become 100% vested as of the Closing Date.

         (ii) Seller shall take any steps necessary to permit the Transferred Employees to receive a distribution of their accrued benefits from each of the Seller Savings Plans as a result of the transactions contemplated by this Agreement; provided the terms of those plans and applicable provisions of the Code would permit such a distribution. On or following the Closing Date, the savings plan of Buyer or one of its Affiliates (the "Buyer DC Plans") shall (if elected by Transferred Employees) accept individual rollovers in cash of Transferred Employees' distributions from the Seller Savings Plans, subject to the terms and conditions of the Buyer DC Plans and applicable law. Buyer's obligations under this subsection 9.04(b) are contingent upon receipt by Buyer of a favorable determination letter or Seller' certificate to Buyer, in a manner reasonably acceptable to Buyer, that the Seller Savings Plans are qualified under the applicable provisions of the Code.



                                   ARTICLE 10

                              CONDITIONS TO CLOSING

         SECTION 10.1. Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

                  (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

                  (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction, shall prohibit the consummation of the Closing.

                  (c) All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been taken, made or obtained.

                  (d) Seller and Buyer shall have entered into a master sublease pursuant to the terms of Section 2.14 and otherwise reasonably satisfactory to each of Seller and Buyer

         SECTION 10.2. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement, of Oaktree contained in the Oaktree Guarantee or of Seller or Oaktree in any certificate or other writing delivered by Seller or Oaktree pursuant hereto or in connection herewith, disregarding all qualifications and exceptions contained therein relating to materiality or Seller Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not in the aggregate reasonably be expected to have a Seller Material Adverse Effect and
         (iii) Buyer shall have received a certificate signed by the Chief Executive Officer of Seller and a senior officer of Oaktree to the foregoing effect.

                  (b) There shall not be threatened (to the knowledge of Buyer or Seller), instituted or pending any action or proceeding by any Person before any Governmental Authority (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the Purchased Assets or assets of Buyer or any of its Affiliates or (ii) seeking to require divestiture by Buyer or any of its Affiliates of any Purchased Assets.

                  (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Purchased Assets, by any Governmental Authority, other than the application of the waiting period provisions of the HSR Act to the purchase of the Purchased Assets, that could, directly or indirectly, result in any of the consequences referred to in clauses 10.02(b)(i) and 10.02(b)(ii) above.

                  (d) Buyer shall have  received an opinion of Latham & Watkins, counsel to Seller, an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to Oaktree, an opinion of Kenneth Liang, general counsel to Oaktree and an opinion of Morris, Nichols, Arsht and Tunnell, each such opinion dated the Closing Date and to be reasonably acceptable to Buyer. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Buyer, and, as to matters of fact, upon certificates of officers of Seller, copies of which opinions and certificates shall be contemporaneously delivered to Buyer.
                  (e) Seller  shall have  executed  and  delivered  to Buyer the
         Assignment and Assumption Agreement and such other deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets; Seller shall have executed and delivered to Buyer the Registration Rights Agreement; Oaktree shall have executed and delivered to Buyer the Oaktree Guarantee and any other document required to consummate the transactions contemplated hereby.

                  (f) Seller shall have received all Material Consents, other than any consent required under Contracts with Customers, and all consents, authorizations or approvals from the Governmental Authorities referred to in Section 3.03 or 3.21, in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

                  (g) Buyer shall have received all documents it may reasonably request relating to the existence and good standing in its jurisdiction of incorporation of Seller, Subsidiary and Oaktree and the authority of Seller and Oaktree to execute, deliver and perform this Agreement, the Oaktree Guarantee and the other documents, agreements and instruments referred to herein or therein to which Seller or Oaktree is a party, all in form and substance reasonably satisfactory to Buyer.

                  (h) Seller shall have made arrangements reasonably satisfactory to Buyer (including monthly rental payments by Buyer of no greater than $36,180.56) for Buyer's possession and use of the facility at 3301 C Street, Sacramento, CA 95817 from the Closing Date through October 31, 1999.

                  (i) Seller shall have received a payoff letter in form and substance satisfactory to Buyer, including an undertaking to release all Liens on any asset of Seller or Subsidiary created under or in connection with the Daiwa Loan Agreements or related documents upon full payment of the amount listed in the payoff letter, executed by each holder of such Lien along with an undertaking to file all documents necessary to evidence and record the release of all Liens created under the Daiwa Loan Agreements and related documents ("Payoff Letter").

                  (j) Subsidiary shall have merged with and into Seller pursuant to documentation reasonably satisfactory to Buyer.

         SECTION 10.3. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

                  (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Buyer Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not in the aggregate reasonably be expected to have a Buyer Material Adverse Effect and (iii) Seller shall have received a certificate signed by the Chief Executive Officer or any Executive Vice President of Buyer to the foregoing effect.

                  (b) There shall not be threatened (to the knowledge of Buyer or Seller), instituted or pending any action or proceeding by any Person before any Governmental Authority seeking to restrain, prohibit or otherwise interfere with the transfer of the Purchased Assets or a material portion thereof by Seller to Buyer.

                  (c) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the transfer of the Purchased Assets, by any Governmental Authority, other than the application of the waiting period provisions of the HSR Act to the transfer of the Purchased
         Assets that could, directly or indirectly, result in any of the consequences referred to in Section 10.03(b) above.

                  (d)  Seller  shall  have  received  an opinion of Davis Polk &
         Wardwell, counsel to Buyer, dated the Closing Date, and an opinion of Mark L. Bibi, Executive Vice President, Secretary and General Counsel of the Buyer, dated the Closing Date, each as reasonably acceptable to Seller. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Seller, and, as to matters of fact, upon certificates of officers of Buyer, copies of which opinions and certificates shall be contemporaneously delivered to Seller.

                  (e) Buyer shall have executed and delivered to Seller the Consideration Note, a certificate evidencing the Consideration Shares, the Registration Rights Agreement and any other documents required to consummate the transactions contemplated hereby.

                  (f) Buyer shall have received all required consents under each agreement, contract, instrument or Permit listed on Schedule 4.05 and all other consents, authorizations or approvals from Governmental Authorities referred to in Section 4.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been revoked.

                  (g) Seller shall have received all documents it may reasonably request relating to the existence and good standing in Delaware of Buyer and the authority of Buyer to execute, deliver and perform this Agreement and the other documents, agreements and instruments referred to herein to which Buyer is a party, all in form and substance reasonably satisfactory to Seller.



                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         SECTION 11.1. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the second anniversary of the Closing Date; provided that the representations and warranties contained in Article 8 or 9 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if the party seeking indemnification under Section 11.02 (the "Indemnified Party") delivers written notice of the inaccuracy thereof giving rise to such right of indemnity to the party against whom indemnity is sought (the "Indemnifying Party") within the applicable survival period.

         SECTION 11.2. Indemnification. (a) Seller hereby indemnifies Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer arising out of:

                  (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement; or

                 (ii) any Excluded Liability.

          (b) Buyer hereby indemnifies Seller against and agrees to hold Seller harmless from any and all Damages incurred or suffered by Seller arising out of:

                  (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; or

                 (ii) any Assumed Liability.

         SECTION 11.3. Procedures. (a) The Indemnified Party shall give prompt notice to the Indemnifying Party of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 11.02. The Indemnifying Party shall have the right at any time to assume and thereafter conduct the defense of any such claim, suit, action or proceeding ("Claim") with counsel of its choice reasonably satisfactory to the Indemnified Party. Upon such assumption of the defense of any Claim hereunder, the Indemnified Party and its Affiliates shall (i) provide the Indemnifying Party and its counsel with reasonable access to its officers and employees, the Purchased Assets, the Excluded Assets and any books or records pertaining thereto as the Indemnifying Party or its counsel shall deem necessary in investigating the defense of such claim, and (ii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (which consent shall not be withheld or denied unreasonably). Unless and until an Indemnifying Party assumes the defense of the Claim as provided in the foregoing sentence, however, the Indemnified Party may defend against the Claim in any manner it reasonably may deem appropriate; provided that in no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to such Claim without the prior written consent of the Indemnifying Party (which consent shall not be withheld or denied unreasonably) and; provided further that in no event shall the Indemnifying Party be required to pay the fees or disbursements of more than one firm of attorneys for the Indemnified Parties with respect to any such Claim.

          (b) Buyer shall be entitled to set-off and recoup any principal, interest or other amounts payable by it under the Notes (regardless of the identity of the holder or holders of the Notes and whether or not any such amount is then due and payable) by the amount of damages to Buyer under Section
5.08 which shall not be less than $2,000,000 or greater than the principal amount of the Notes. If Buyer (i) sets-off or recoups against the Notes pursuant to this Section 11.03(b), Buyer shall not be entitled to claim any indemnification under Section 11.02(i) with respect to the breach of Section
5.08 hereof or (ii) makes any claim for indemnification under Section 11.02(i) with respect to the breach of Section 5.08, Buyer shall not be entitled to set-off against the Notes pursuant to this Section 11.03(b). Buyer shall promptly notify Seller of any offset or recoupment taken pursuant to this
Section 11.03(b).

         SECTION 11.4.  Limitations.

          (a) Seller shall not be liable for any Damages under Section 11.02(a)(i) until the aggregate amount of Damages with respect to all matters referred to in Section 11.02(a)(i) exceeds $1,000,000 and then only to the extent of such excess. Seller's maximum aggregate liability for Damages under
Section 11.02(a)(i) shall not exceed (i) $15,000,000 for Damages for claims as to which notice has been provided to Seller prior to the first anniversary of the Closing Date plus (ii) the lesser of (A) $10,000,000 or (B) the amount by which $15,000,000 exceeds the Damages paid pursuant to clause (i) above, as to which notice has been provided to Seller between the date commencing one day after the first anniversary date of Closing and ending on the second anniversary date of Closing.

          (b) Buyer shall not be liable for any damages under Section 11.02(b)(i) until the aggregate amount of Damages with respect to all matters referred to in Section 11.02(b)(i) exceeds $1,000,000 and then only to the extent of such excess. Buyer's maximum aggregate liability for Damages under
Section 11.02(b)(i) shall not exceed (i) $15,000,000 for Damages for claims as to which notice has been provided to Buyer prior to the first anniversary of the Closing Date plus (ii) the lesser of (A) $10,000,000 or (B) the amount by which $15,000,000 exceeds the Damages paid pursuant to clause (i) above, as to which notice has been provided to Buyer between the date commencing one day after the first anniversary date of Closing and ending on the second anniversary date of Closing.



                                   ARTICLE 12

                                   TERMINATION

         SECTION 12.1. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a)    by mutual written agreement of Seller and Buyer;

                  (b) by Seller or Buyer if the Closing shall not have been consummated on or before the date that is eighty days after the date hereof;

                  (c) by Seller or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction which cannot be cured within 10 Business Days.

         The party desiring to terminate this Agreement pursuant to clauses 12.01(b) or 12.01(c) shall give notice of such termination to the other party.

         SECTION 12.2. Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of either party (or any stockholder or Representative of such party) to any other party to this Agreement; provided that if such termination shall result from the
(i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 5.02(d), 6.02, 7.04(b), 7.05, 13.03, 13.05, 13.06 and 13.07 shall survive any termination hereof pursuant to
Section 12.01.



                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

           if to Buyer, to:

           Unilab Corporation
           401 Hackensack Avenue
           Hackensack, New Jersey 07601
           Attention: Mark L. Bibi
           Fax: (201) 525-1331

           and

           Unilab Corporation
           18448 Oxnard Street
           Tarzana, CA 91356
           Attention: Brian Urban
           Fax: (818) 757-3809
           with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, New York  10017
           Attention: Donald S. Bernstein
           Fax: (212) 450-4800

           if to Seller or the Subsidiary, to:

           Bio-Cypher Laboratories
           c/o J. Marvin Feigenbaum
           Westwood Marquis
           930 Hillgard Avenue
           Los Angeles, CA 90024
           Fax: (310) 824-0355

           with a copy to:

           Latham & Watkins
           505 Montgomery St. Suite 1900
           San Francisco, CA 94111
           Attention: Paul DeMuro
           Fax: (415) 395-8095

           and to:

           Oaktree Capital Management, LLC
           333 South Grand Avenue, 28th Floor
           Los Angeles, CA 90071
           Attention: Kenneth Liang
           Fax: (213) 830-8522

           with a copy to:

           Milbank, Tweed, Hadley & McCloy LLP
           601 South Figueroa Street
           Los Angeles, CA 90017
           Attention: Robert Jay Moore
           Fax: (213) 629-5063

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 13.2. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 13.3. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 13.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, without the consent of each other party hereto, except that (i) Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder or impose any additional obligation on Seller and (ii) Seller may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, any of its rights under this Agreement, but no such transfer or assignment will relieve Seller of its obligations hereunder or impose any additional obligation on Buyer.

         SECTION 13.5. Governing Law. Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 13.6. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York court sitting in Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

         SECTION 13.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 13.8. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 13.9. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the Buyer Non-Disclosure Agreement, the Seller Non-Disclosure Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. The parties hereto agree that upon the effectiveness of this Agreement, the Exclusivity Agreement dated as of January 17, 1999 among Buyer, Seller, Oaktree and Nu-Tech is hereby terminated.

         SECTION 13.10. Bulk Sales Laws. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state.

         SECTION 13.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 13.12. Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes; provided however, that Seller and Buyer each shall have the right to update and/or supplement any or all of the Schedules (other than Schedules 1.01 and 2.08) by providing the other party with such updated and/or supplemented schedules no later than one Business Day after the date when any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated. The recipient party shall have the right to review the revised Schedules for a period of two Business Days after receipt thereof. At any time within the two Business Days time period Buyer shall have the right to request an adjustment to the Cash Amount or to terminate this Agreement by notice to Seller if the revised information would reasonably be likely to have a material adverse effect on the business of Buyer. This notice, if given, shall specify the information forming the basis for the decision to request an adjustment to the Cash Amount or to terminate. Seller shall have two Business Days after receipt of the notice to review with Buyer the information forming the basis for the decisions and to attempt to agree on corrective measure, if any. If the parties cannot agree on corrective measures within such two Business Day period, then parties will use their respective best efforts to agree on a methodology to determine the adjustment, if any, to the Cash Amount or if no methodology is agreed to then the parties will enter into binding alternative dispute resolution. If the Agreement is not terminated as permitted by this Section, Buyer shall be deemed to have accepted such revisions, and the Schedules attached to this Agreement as of the date hereof shall be deemed to be superseded by the revised Schedules, but Buyer shall have a claim against Seller for any diminished value of the Purchased Assets.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       UNILAB CORPORATION


                                      By:
                                      Name: Richard A. Michaelson
                                      Title: Director


                                      PHYSICIANS CLINICAL LABORATORY, INC.
                                      D/B/A BIO-CYPHER LABORATORIES


                                      By:
                                      Name: J. Marvin Feigenbaum
                                      Title: Chief Executive Officer

                                  Schedule 1.01

OCM Opportunities Fund, L.P.

OCM Opportunities Fund II, L.P.

Oaktree Capital Management, LLC as investment manger of the Columbia/HCA Master Retirement Trust (Separate Account I)

Oaktree Capital Management, LLC as investment manger of the Columbia/HCA Master Retirement Trust (Separate Account II)

                           CROSS-REFERENCE TARGET LIST

          NOTE: Due to the number of targets some target names may not appear in the target pull-down list.

(This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)



ARTICLE/SECTION       TARGET NAME


1.........................def.art
1.01..........................def
1.01(a)..................term.def
1.01(b).................term.list


2..................purch.sale.art
2.01................pur.and.sales
2.01(a).............real.property
2.01(b).............real.prop.int
2.01(c)...................raw.mat
2.01(d).........all.rts.contracts
2.01(e)..................all.acct
2.01(f)...........all.prepaid.exp
2.01(g)................petty.cash
2.01(h)............rt.3rd.parties
2.01(i)............patents.cpyrts
2.01(j).........trans.lic.permits
2.01(k)............all.bk.records
2.01(m).....................2.01m
2.01(n)..............all.goodwill
2.02....................ex.assets
2.02(a)..................ex.ass.a
?........................ex.ass.b
2.02(b), 2.02(d).........ex.ass.c
2.02(c)..................ex.ass.d
2.02(e)..................ex.ass.e
2.02(f), 2.02(g).........ex.ass.f
2.03.....................ass.liab
2.03(a)...........all.liabilities
2.03(b)...........liab.oblig.comm
2.03(c)..................the.liab
?.............liab.oblig.ins.proc
2.03(d)........liab.oblig.permits
2.03(e).the.liabilities.of.seller
2.03(g)liabilities.under.worker.adjt
2.04..................exclud.liab
2.04(a)...........liability.taxes
2.04(b).............emp.bene.liab
2.04(c)..........any.environ.liab
2.04(d).............liab.ex.asset
2.04(i)..............liab.exp.ass
2.05.............assign.contracts
2.06............pur.prc.all.purch
2.06(a)...............purch.price
2.06(b)..........purch.price.allo
2.06(c).........sell.buy.bnd.allo
2.06(d)............copy.form.8592
2.07......................closing
2.08..........adjt.purchase.price
2.09........remittance.obligation
?.........terms.assign.assump.agt
?..............................07
?............................2.08
2.10.............pros.reimbs.deps
2.10(a).......sell.buy.bond.alloc
2.10(a)(i)............applic.chgs
2.10(a)(ii).....liens.not.detract
2.10(b).........sell.by.bnd.alloc
2.11..............patient.refunds
2.11(a)...................2.11(a)
2.11(c).............refund.adjust
2.11(d).......refund.payment.date
2.12..............second.cash.pay
2.13...............adjmt.disputes

3....................rep.war.sell
3.01..................corp.exist.
3.02..............sell.corp.autho
3.03..................gov't.auth.
3.04..............noncontravent.
3.05.................req.consent
3.05............required.consent
3.06.............financial stmts
3.07...............abs.cert.chgs
3.07(a)............any.event.adv
3.07(c).........any.lien.mat.adv
3.07(d)...............any.damage
3.07(e)..........any.transaction
3.07(f).............any.chg.acct
3.07(g)..............any.emp.agt
3.07(h)........any.labor.dispute
3.07(i)...........any.cap.expend
3.08..............no.undisclosed
3.08(a).......................02
3.08(b).......................01
3.09...............mat.contracts
3.09(a).........except.contracts
3.09(b)........each.contract.dis
3.09(c)..................3.09(c)
3.10....................sell.lit
3.11........................3.11
3.12..................properties
3.12(a)...........sell.real.prop
3.12(b)...........sell.pers.prop
3.12(c)...........sell.has.title
3.12(d).......all.real.prop.used
3.12(e).......all.leases.good.st
3.12(f)..........bldg.no.mat.def
3.12(g)..................3.12(g)
3.13.................sufficiency
3.13(a)...........purch.all.prop
3.13(b)............buy.acq.title
3.14..................intel.prop
3.14(a)......list.intel.prop.rts
3.14(b)......sell.not.def.intell
3.15.....................ins.cov
3.16.............license.permits
3.17.................receivables
3.18.............selling.documnt
3.19................finders.fees
3.20..............sell.employees
3.21..............environ.compl.
3.21(a)..........except.as.discl
3.21(b)........no.environ.invest
3.21(c)................not.nj.ct
3.21(d)..............seller.term
?............arrange.shareholder
3.22(d)............understanding
3.23..................subsidiary
3.23(b)(i)...........no.out.secs
3.23(b)(ii)..........no.out.opts
?.................sell.represent


4....................rep.war.buy
4.01..............org.and.exist.
4.02..............buy.corp.autho
4.03...............buy.gov.autho
4.04..........sec.noncontravent.
4.05....................consents
4.06...................buy.finan
4.07..............buy.litigation
4.08............buy.finders.fees
4.09.........................001
4.10.....................sec.doc
4.12........................4.12
4.13........................4.13
4.14........................4.14

5...................cov.sell.art
5.01................sell.cond.busi
5.01(a)...............buy.not.acqu
5.01(b)............buy.sell.assets
5.01(c)..............buy.not.agree
5.01(d).............buy.not.commit
5.02....................acc.inform
5.02(a)...........full.access.info
5.02(b)............hold.confid.doc
5.02(c), 5.02(d)...access.to.books
5.03...................cep.filings
5.04.............not.of.cer.events
5.04(a).............person.conesnt
5.04(b)...........gov.regul.agency
5.04(c).........actions.threatened
5.04(d).............damage.by.fire
5.05...............no.shopping.dis
5.07.................customer.list
5.08.................aud.fin.stmts

6......................cov.buy.art
6.01.................reps.warrants
6.02................confientiality
6.03........................access

7.....................cov.buy.sell
7.01............best.efforts.furth
7.01(a)................cause.to.do
7.01(d).......seller.becomes.aware
7.01(c), 7.01(d).buy.true.law.atty
7.02..................cert.filings
7.03...............public.announce
7.04..................no.solic.emp
7.04(b)........no.solic.emp.during
7.05............no.solic.customers
7.06.................provider.nums

8..........................tax.def
8.01...................tax.mat.def
8.02.......................tax.mat
8.02(a)..........seller.paid.taxes
8.02(b), 8.02(c).seller.estab.acct
?..............tax.mat.subsidieary
8.03.........tax.coop;alloc.of.tax
8.03(a)..........furn.info.nec.tax
8.03(b).............all.real.propr
8.03(c).............transfer.taxes

9.....................emp.bene.art
9.01................employ.ben.def
9.02(a)...............emp.ben.plan
9.02....................erisa.reps
 .........................emp.plans
9.02(b)...........no.multiemp.plan
?...............emp.plan.qualified
9.02(c).............list.emp.sever
?.................exc.as.set.forth
9.02(d)........no.fail.time.instal
9.02(e)..........no.trans.employee
9.02(e)...........no.trans.emp.ent
9.03....................employ.ben
9.03(a)............active.employee
9.03(b)...........sell.sec.emp.agt
9.04.............sell.emp.bene.pln
9.04(a)..........sell.retain.oblig

10...................cond.to.clos.
10.01...................cond.oblig
10.01(a).........cond.hsr.wait.exp
10.01(b)...........no.law.prohibit
10.01(c), 10.01(d)all.action.taken
10.02...............cond.oblig.buy
10.02(a)..........sell.perf.oblig
10.02(b)...........no.pending.act
10.02(c)..........no.gov.act.take
10.02(d)...........opin.coun.sell
10.02(e)........exe.del.other.agt
10.02(f)........rec.all.recq.cons
10.03.............cond.oblig.sell
10.03(a).......buy.perf.all.oblig
10.03(b).....buy.perf.all.oblig.b
10.03(c).....buy.perf.all.oblig.c
10.03(e)...........exec.del.other
10.03(f)........buy.rec.all.conse
10.03(g)........sell.rec.all.docs


11.................surv.indem.art
11.01....................survival
11.02.............indemnification
11.02(a).......................04
11.02(a)(i)...........brch.warrty
11.02(b)(i)................misrep
11.03..................procedures
11.03(b).......................05
11.04.................limitations
11.04(a)............sell.not.liab
11.04(b).............buy.not.liab

12.......................term.art
12.01................grounds.term
12.01(a)...............mutual.agt
12.01(b)..........clos.not.consum
?...................trans.illegal
12.02.................effect.term


13.......................misc.art
13.01.....................notices
13.02.................amend.waive
13.02(a)...........any.prov.amend
13.02(b)...........no.delay.waive
13.03....................expenses
13.04................succ.assigns
13.05...............governing.law
13.06................jurisdiction
13.07...........waiver.jury.trial
13.08................counterparts
13.09..................entire.agt
13.10.............bulk.sales.laws
13.11....................captions